UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )
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Soliciting Material under §240.14a-12

GCI Liberty, Inc.

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GCI LIBERTY, INC.
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5900
April 10, 2020
Dear Stockholder:
You are cordially invited to attend the 2020 annual meeting of stockholders of GCI Liberty, Inc. (GCI Liberty) to be held at 8:30 a.m., Mountain time, on May 19, 2020. Due to concerns about the coronavirus, this year the annual meeting will be held via the Internet and will be a completely virtual meeting of stockholders. You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/GCIL2020. To enter the annual meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on May 19, 2020.
At the annual meeting, you will be asked to consider and vote on the proposals described in the accompanying notice of annual meeting and proxy statement, as well as on such other business as may properly come before the meeting.
Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please read the enclosed proxy materials and then promptly vote via the Internet or telephone or by completing, signing and returning by mail the enclosed proxy card. Doing so will not prevent you from later revoking your proxy or changing your vote at the meeting.
Thank you for your cooperation and continued support and interest in GCI Liberty.
Very truly yours,
Gregory B. Maffei
President and Chief Executive Officer
The proxy materials relating to the annual meeting will first be made available on or about April 15, 2020.

GCI LIBERTY, INC.
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5900
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be Held on May 19, 2020
NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of GCI Liberty, Inc. (GCI Liberty) to be held at 8:30 a.m., Mountain time, on May 19, 2020. Due to concerns about the coronavirus (COVID-19), this year the annual meeting will be held via the Internet and will be a completely virtual meeting of stockholders. You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/GCIL2020. To enter the annual meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on May 19, 2020. At the annual meeting, you will be asked to consider and vote on the following proposals:
1.
A proposal (which we refer to as the election of directors proposal) to elect Ronald A. Duncan and Donne F. Fisher to continue serving as Class II members of our board until the 2023 annual meeting of stockholders or their earlier resignation or removal;

2.
A proposal (which we refer to as the auditors ratification proposal) to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2020; and

3.
A proposal (which we refer to as the say-on-pay proposal) to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement under the heading “Executive Compensation.”

You may also be asked to consider and vote on such other business as may properly come before the annual meeting.
Holders of record of our Series A common stock, par value $0.01 per share, Series B common stock, par value $0.01 per share, and Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, in each case, outstanding as of 5:00 p.m., New York City time, on March 31, 2020, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof. These holders will vote together as a single class on each proposal. A list of stockholders entitled to vote at the annual meeting will be available at our offices at 12300 Liberty Boulevard, Englewood, Colorado 80112 for review by our stockholders for any purpose germane to the annual meeting for at least ten days prior to the annual meeting. If you have any questions with respect to accessing this list, please contact GCI Liberty Investor Relations at (833) 618-8602.
We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.
Our board of directors has unanimously approved each proposal and recommends that you vote “FOR” the election of each director nominee and “FOR” each of the auditors ratification proposal and the say-on-pay proposal.
Votes may be cast electronically during the annual meeting via the Internet or by proxy prior to the meeting by telephone, via the Internet, or by mail.
Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Stockholders to be Held on May 19, 2020: our Notice of Annual Meeting of Stockholders, Proxy Statement, and 2019 Annual Report to Stockholders are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. Voting promptly, regardless of the number of shares you own, will aid us in reducing the expense of any further proxy solicitation in connection with the annual meeting.
By order of the board of directors,
Katherine C. Jewell
Assistant Vice President and Secretary
Englewood, Colorado
April 10, 2020
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE PROMPTLY VIA TELEPHONE OR ELECTRONICALLY VIA THE INTERNET. ALTERNATIVELY, PLEASE COMPLETE, SIGN AND RETURN BY MAIL THE ENCLOSED PAPER PROXY CARD.

PROXY STATEMENT SUMMARY
2020 ANNUAL MEETING OF STOCKHOLDERS

WHEN
8:30 a.m., Mountain time, on May 19, 2020
WHERE
The annual meeting can be accessed virtually via the Internet by visiting
www.virtualshareholdermeeting.com/GCIL2020
RECORD DATE
5:00 p.m., New York City time, on March 31, 2020

ITEMS OF BUSINESS
1.
Election of directors proposal—To elect Ronald A. Duncan and Donne F. Fisher to continue serving as Class II members of our board until the 2023 annual meeting of stockholders or their earlier resignation or removal.

2.
Auditors ratification proposal—To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2020.

3.
Say-on-pay proposal—To approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement under the heading “Executive Compensation.”

Such other business as may properly come before the annual meeting.
WHO MAY VOTE
Holders of shares of GLIBA, GLIBB and GLIBP

PROXY VOTING Stockholders of record on the record date are entitled to vote by proxy in the following ways:
By calling 1-800-690-6903 (toll free) in the United States or Canada	Online at www.proxyvote.com	By returning a properly completed, signed and dated proxy card
ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS
Proposal	Voting Recommendation	Page Reference (for more detail)
Election of directors proposal	✓ FOR EACH NOMINEE	10
Auditors ratification proposal	✓ FOR	14
Say-on-pay proposal	✓ FOR	17
 | GCI LIBERTY, INC.  2020 PROXY STATEMENT

GCI LIBERTY, INC.
a Delaware Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5900
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
We are furnishing this proxy statement in connection with the board of directors’ solicitation of proxies for use at our 2020 Annual Meeting of Stockholders to be held at 8:30 a.m., Mountain time, on May 19, 2020. Due to concerns about COVID-19, this year the annual meeting will be held via the Internet and will be a completely virtual meeting of stockholders. You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/GCIL2020. At the annual meeting, we will ask you to consider and vote on the proposals described in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A common stock, par value $0.01 per share (GLIBA), Series B common stock, par value $0.01 per share (GLIBB), and Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (GLIBP). We refer to GLIBA and GLIBB as our common stock. We refer to our common stock together with GLIBP as our capital stock.
THE ANNUAL MEETING
Electronic Delivery
Registered stockholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.proxyvote.com. Stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery when voting by Internet at www.proxyvote.com, by following the prompts. Also, stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery by contacting their nominee. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. If you are a registered stockholder, you may suspend electronic delivery of the notices and proxy materials at any time by contacting our transfer agent, Broadridge, at (888) 789-8606 (outside the United States (303) 562-9275). Stockholders who hold shares through a bank, brokerage firm or other nominee should contact their nominee to suspend electronic delivery.
Time, Place and Date
The annual meeting of stockholders is to be held at 8:30 a.m., Mountain time, on May 19, 2020. Due to concerns about COVID-19, this year the annual meeting will be held via the Internet and will be a completely virtual meeting of stockholders. You may attend the meeting, submit questions and vote your shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/GCIL2020. To enter the annual meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on May 19, 2020.
Purpose
At the annual meeting, you will be asked to consider and vote on each of the following:
•
the election of directors proposal, to elect Ronald A. Duncan and Donne F. Fisher to continue serving as Class II members of our board until the 2023 annual meeting of stockholders or their earlier resignation or removal;

•
the auditors ratification proposal, to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2020; and

•
the say-on-pay proposal, to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement under the heading “Executive Compensation.”

You may also be asked to consider and vote on such other business as may properly come before the annual meeting, although we are not aware at this time of any other business that might come before the annual meeting.
GCI LIBERTY, INC.  2020 PROXY STATEMENT | 1

Quorum
In order to conduct the business of the annual meeting, a quorum must be present. This means that the holders of at least a majority of the aggregate voting power represented by the shares of our capital stock outstanding on the record date (as defined below) and entitled to vote at the annual meeting must be represented at the annual meeting either in person or by proxy. Virtual attendance at the annual meeting also constitutes presence in person for purposes of quorum at the meeting. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on a particular proposal or proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) will nevertheless be treated as present for purposes of determining the presence of a quorum. See “—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes” below.
Who May Vote
Holders of shares of GLIBA, GLIBB and GLIBP, as recorded in our stock register as of 5:00 p.m., New York City time, on March 31, 2020 (such date and time, the record date for the annual meeting), will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof.
Votes Required
Each director nominee who receives a plurality of the combined voting power of the outstanding shares of our capital stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors at the annual meeting, voting together as a single class, will be elected to the office.
Approval of each of the auditors ratification proposal and the say-on-pay proposal requires the affirmative vote of a majority of the combined voting power of the outstanding shares of our capital stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.
Virtual attendance at the annual meeting also constitutes presence in person for purposes of each required vote.
Votes You Have
At the annual meeting, holders of shares of GLIBA will have one vote per share, holders of shares of GLIBB will have ten votes per share, and holders of shares of GLIBP will have one-third of one vote per share, in each case, that our records show are owned as of the record date.
Recommendation of Our Board of Directors
Our board of directors has unanimously approved each of the proposals and recommends that you vote “FOR” the election of each director nominee and “FOR” each of the auditors ratification proposal and the say-on-pay proposal.

Shares Outstanding
As of the record date, 101,319,919 shares of GLIBA, 4,488,829 shares of GLIBB and 7,200,919 shares of GLIBP were issued and outstanding and entitled to vote at the annual meeting.
Number of Holders
There were, as of the record date, 1,505, 50 and 640 record holders of GLIBA, GLIBB and GLIBP, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).
Voting Procedures for Record Holders
Holders of record of GLIBA, GLIBB and GLIBP as of the record date may vote via the Internet at the annual meeting or prior to the annual meeting by telephone or through the Internet. Alternatively, they may give a proxy by completing, signing, dating and returning the proxy card by mail.
2 | GCI LIBERTY, INC.  2020 PROXY STATEMENT

THE ANNUAL MEETING
Holders of record may vote their shares electronically during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/GCIL2020. To enter the annual meeting, holders will need the 16-digit control number that is printed in the box marked by the arrow on their proxy card. We recommend logging in at least fifteen minutes before the meeting to ensure that they are logged in when the meeting starts. Online check-in will start shortly before the meeting on May 19, 2020.
Instructions for voting prior to the annual meeting by using the telephone or the Internet are printed on the proxy voting instructions attached to the proxy card. In order to vote prior to the annual meeting through the Internet, holders should have their proxy cards available so they can input the required information from the proxy card, and log onto the Internet website address shown on the proxy card. When holders log onto the Internet website address, they will receive instructions on how to vote their shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately. Unless subsequently revoked, shares of our capital stock represented by a proxy submitted as described herein and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.
YOUR VOTE IS IMPORTANT. It is recommended that you vote by proxy even if you plan to attend the annual meeting. You may change your vote at the annual meeting.
If you submit a properly executed proxy without indicating any voting instructions as to a proposal enumerated in the Notice of Annual Meeting of Stockholders, the shares represented by the proxy will be voted “FOR” the election of each director nominee and “FOR” each of the auditors ratification proposal and the say-on-pay proposal.
If you submit a proxy indicating that you abstain from voting as to a proposal, it will have no effect on the election of directors proposal and will have the same effect as a vote “AGAINST” each of the other proposals.
If you do not submit a proxy or you do not vote at the annual meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have no effect on determining whether any of the proposals are approved (if a quorum is present).
Voting Procedures for Shares Held in Street Name
General
If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares or to grant or revoke a proxy. The rules and regulations of the New York Stock Exchange and The Nasdaq Stock Market LLC (Nasdaq) prohibit brokers, banks and other nominees from voting shares on behalf of their clients without specific instructions from their clients with respect to numerous matters, including, in our case, the election of directors proposal and the say-on-pay proposal described in this proxy statement. Accordingly, to ensure your shares held in street name are voted on these matters, we encourage you to provide promptly specific voting instructions to your broker, bank or other nominee.
Effect of Broker Non-Votes
Broker non-votes are counted as shares of our capital stock present and entitled to vote for purposes of determining a quorum but will have no effect on any of the proposals. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of GLIBA, GLIBB or GLIBP or how to change your vote or revoke your proxy.
Voting Procedures for Shares Held in the Liberty Media 401(k) Savings Plan or Employee Stock Purchase Plan
If you hold GLIBA shares through your account in the Liberty Media 401(k) Savings Plan, the trustee for such plan is required to vote your shares as you specify. To allow sufficient time for the trustee to vote your shares, your voting instructions must be received by 11:59 p.m., New York City time, on May 14, 2020. To vote such shares, please follow the instructions provided by the trustee for such plan.
If you hold GLIBA or GLIBP shares through your account in the Employee Stock Purchase Plan (the GCI 401(k) Plan), the trustee for such plan is required to vote your shares as you specify. To allow sufficient time for the trustee to vote your shares, your voting instructions must be received by 11:59 p.m., New York City time, on May 14, 2020. To vote such shares, please follow the instructions provided by the trustee for such plan.
GCI LIBERTY, INC.  2020 PROXY STATEMENT | 3

Revoking a Proxy
If you submitted a proxy prior to the start of the annual meeting, you may change your vote by attending the annual meeting online and voting via the Internet at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Any signed proxy revocation or later-dated proxy must be received before the start of the annual meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 11:59 p.m., New York City time, on May 18, 2020 for shares held directly and 11:59 p.m., New York City time, on May 14, 2020 for shares held in the Liberty Media 401(k) Savings Plan or the GCI 401(k) Plan.
Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.
If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.
Solicitation of Proxies
We are soliciting proxies by means of our proxy statement and our annual report (together, the proxy materials) on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We pay the cost of soliciting these proxies. We also reimburse brokers and other nominees for their expenses in sending the proxy materials to you and getting your voting instructions.
If you have any further questions about voting or attending the annual meeting, please contact GCI Liberty Investor Relations at (833) 618-8602 or Broadridge at (888) 789-8606 (outside the United States (303) 562-9275).
Other Matters to Be Voted on at the Annual Meeting
Our board of directors is not currently aware of any business to be acted on at the annual meeting other than that which is described in the Notice of Annual Meeting of Stockholders and this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment. In the event there is a proposal to adjourn or postpone the annual meeting, the persons designated as proxies will have discretion to vote on that proposal.
4 | GCI LIBERTY, INC.  2020 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information concerning shares of our capital stock beneficially owned by each person or entity known by us to own more than five percent of the outstanding shares of each series of our capital stock. All of such information is based on publicly available filings, unless otherwise known to us from other sources.
Unless otherwise indicated, the security ownership information is given as of February 29, 2020 and, in the case of percentage ownership information, is based upon (1) 101,303,731 shares of GLIBA, (2) 4,437,400 shares of GLIBB and (3) 7,200,949 shares of GLIBP, in each case, outstanding on that date. The percentage voting power is presented in the table below on an aggregate basis for all shares of our capital stock.
Name and Address of Beneficial Owner	Title of Series or Class	Amount and Nature of Beneficial Ownership	Percent of Series (%)	Voting Power (%)
John C. Malone c/o GCI Liberty, Inc. 12300 Liberty Boulevard Englewood, CO 80112	GLIBA	607,021(1)	*	27.6
	GLIBB	4,021,175(1)	90.6
	GLIBP	10(1)	*
Gregory B. Maffei c/o GCI Liberty, Inc. 12300 Liberty Boulevard Englewood, CO 80112	GLIBA	1,041,647(1)	1.0	9.9
	GLIBB	1,491,458(1)	26.2
	GLIBP	—	—
Ronald A. Duncan c/o GCI Liberty, Inc. 12300 Liberty Boulevard Englewood, CO 80112	GLIBA	1,370,244(1)	1.4	1.0
	GLIBB	—	—
	GLIBP	473,101(1)	6.6
John W. Stanton and Theresa E. Gillespie 155 108th Avenue, N.E., Suite 400 Bellevue, WA 98004	GLIBA	1,690,085(2)	1.7	1.3
	GLIBB	—	—
	GLIBP	536,193(3)	7.4
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	GLIBA	10,424,591(4)	10.3	6.3
	GLIBB	—	—
	GLIBP	—	—
FPR Partners, LLC 199 Fremont Street, Suite 2500 San Francisco, CA 94105	GLIBA	9,023,621(5)	8.9	6.1
	GLIBB	—	—
	GLIBP	—	—
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	GLIBA	8,560,796(6)	8.5	*
	GLIBB	—	—
	GLIBP	—	—
Eagle Capital Management LLC 499 Park Avenue, 17th Floor New York, NY 10022	GLIBA	6,489,848(7)	6.4	3.8
	GLIBB	—	—
	GLIBP	—	—
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	GLIBA	5,336,366(8)	5.3	3.4
	GLIBB	—	—
	GLIBP	—	—
*
Less than one percent

(1)
Information with respect to shares of GCI Liberty capital stock beneficially owned by Mr. Malone, who is the Chairman of the Board and a director of GCI Liberty, Mr. Maffei, who is the President and Chief Executive Officer and a director of GCI Liberty, and Mr. Duncan, who is a director of GCI Liberty, is also set forth in “—Security Ownership of Management” below.

GCI LIBERTY, INC.  2020 PROXY STATEMENT | 5

(2)
Based on information available to us and Amendment No. 8 to Schedule 13D, filed March 12, 2018, by John W. Stanton and Theresa E. Gillespie (Stanton and Gillespie), which states that, with respect to GLIBA, Stanton and Gillespie have shared voting power and shared dispositive power over 1,689,008.58 shares.

(3)
Based on the Schedule 13D, filed March 12, 2018, by Stanton and Gillespie, which states that, with respect to GLIBP, Stanton and Gillespie have shared voting power over 536,193 shares and shared dispositive power over 536,193 shares.

(4)
Based on Amendment No. 2 to Schedule 13G, filed February 14, 2020, jointly by T. Rowe Price Associates, Inc. (T. Rowe) and T. Rowe Price New Horizons Fund, Inc. (New Horizons), which states that, with respect to GLIBA, T. Rowe has sole voting power over 2,182,527 shares and sole dispositive power over 10,424,591 shares and New Horizons has sole voting power over 7,114,462 shares.

(5)
Based on Amendment No. 1 to Schedule 13G, filed February 14, 2020, jointly by FPR Partners, LLC (FPR), Andrew Raab and Bob Peck, which states that, with respect to GLIBA, FPR has sole voting power and sole dispositive power over 9,023,621 shares and Mr. Raab and Mr. Peck have shared voting power and shared dispositive power over 9,023,621 shares.

(6)
Based on Amendment No. 8 to Schedule 13G, filed February 12, 2020, by The Vanguard Group (Vanguard), which states that, with respect to GLIBA, Vanguard has sole voting power over 50,245 shares, sole dispositive power over 8,506,444 shares, shared voting power over 17,068 shares and shared dispositive power over 54,352 shares.

(7)
Based on an Amendment to Schedule 13G, filed February 14, 2020, by Eagle Capital Management, LLC (Eagle Capital), which states that, with respect to GLIBA, Eagle Capital has sole voting power over 5,588,789 shares and sole dispositive power over 6,489,848 shares.

(8)
Based on Schedule 13G, filed February 7, 2020, by BlackRock, Inc. (BlackRock), which states that, with respect to GLIBA, BlackRock has sole voting power over 4,964,308 shares and sole dispositive power over 5,336,366 shares.

6 | GCI LIBERTY, INC.  2020 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Management
The following table sets forth information with respect to the ownership by each of our directors and named executive officers and by all of our directors and executive officers as a group of shares of GLIBA, GLIBB, and GLIBP. The security ownership information with respect to the shares of our capital stock is given as of February 29, 2020, and, in the case of percentage ownership information, is based upon (1) 101,303,731 shares of GLIBA, (2) 4,437,400 shares of GLIBB and (3) 7,200,949 shares of GLIBP, in each case, outstanding on that date. The percentage voting power is presented in the table below on an aggregate basis for all shares of our capital stock.
Shares of restricted stock that have been granted pursuant to GCI Liberty’s incentive plans are included in the outstanding share numbers, for purposes of the table below. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after February 29, 2020 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of GLIBB, though convertible on a one-for-one basis into shares of GLIBA, are reported as beneficial ownership of GLIBB only, and not as beneficial ownership of GLIBA. So far as is known, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.
The number of shares indicated as owned by the persons in the table includes interests in shares held by the Liberty Media 401(k) Savings Plan and the GCI 401(k) Plan as of February 29, 2020. The shares held by the respective trustee of the Liberty Media 401(k) Savings Plan and the GCI 401(k) Plan for the benefit of these persons are voted as directed by such persons.
Name	Title of Series or Class	Amount and Nature of Beneficial Ownership (in thousands)	Percent of Series (%)	Voting Power (%)
John C. Malone Chairman of the Board and Director	GLIBA	607(1)(2)	*	27.6
	GLIBB	4,021(1)(3)	90.6
	GLIBP	**(2)	*
Gregory B. Maffei President, Chief Executive Officer and Director	GLIBA	1,042(4)(5)(6)	1.0	9.9
	GLIBB	1,491(5)	26.2
	GLIBP	—	—
Ronald A. Duncan Director; Chief Executive Officer of GCI Holdings, LLC	GLIBA	1,370(4)(7)	1.4	1.0
	GLIBB	—	—
	GLIBP	473(4)(7)	6.6
Gregg L. Engles Director	GLIBA	3	*	*
	GLIBB	—	—
	GLIBP	—	—
Donne F. Fisher Director	GLIBA	66	*	*
	GLIBB	**	*
	GLIBP	8	*
Richard R. Green Director	GLIBA	4(8)	*	*
	GLIBB	—	—
	GLIBP	—	—
Sue Ann Hamilton Director	GLIBA	3	*	*
	GLIBB	—	—
	GLIBP	—	—
Brian J. Wendling Chief Accounting Officer and Principal Financial Officer	GLIBA	29(5)	*	*
	GLIBB	—	—
	GLIBP	—	—

GCI LIBERTY, INC.  2020 PROXY STATEMENT | 7

Name	Title of Series or Class	Amount and Nature of Beneficial Ownership (in thousands)	Percent of Series (%)	Voting Power (%)
Albert E. Rosenthaler Chief Corporate Development Officer	GLIBA	90(4)(5)	*	*
	GLIBB	—	—
	GLIBP	—	—
Renee L. Wilm Chief Legal Officer	GLIBA	—	—	—
	GLIBB	—	—
	GLIBP	—	—
Mark D. Carleton Senior Advisor and Former Chief Financial Officer	GLIBA	58(5)	*	*
	GLIBB	—	—
	GLIBP	3	*
Richard N. Baer Former Chief Legal Officer and Chief Administrative Officer	GLIBA	—	—	—
	GLIBB	—	—
	GLIBP	—	—
All directors and executive officers (as a group (10 persons))	GLIBA	3,215(1)(2)(4)(5)(6)(7)(8)	3.2	36.4
	GLIBB	5,513(1)(3)(5)	97.0
	GLIBP	481(2)(4)(7)	6.7

*
Less than one percent

**
Less than 1,000 shares

(1)
Includes 79,243 GLIBA shares and 123,847 GLIBB shares held in a revocable trust with respect to which Mr. Malone and Mr. Malone’s wife, Mrs. Leslie Malone, are trustees. Mrs. Malone has the right to revoke such trust at any time.

(2)
Includes (i) 410,178 GLIBA shares and 10 GLIBP shares pledged to Fidelity Brokerage Services, LLC (Fidelity) in connection with a margin loan facility extended by Fidelity and (ii) 117,600 GLIBA shares pledged to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch) in connection with margin loan facilities extended by Merrill Lynch.

(3)
Includes 66,683 GLIBB shares held by two trusts which are managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children and in which Mr. Malone has no pecuniary interest. Mr. Malone retains the right to substitute assets held by the trusts and has disclaimed beneficial ownership of the shares held by the trusts.

(4)
Includes shares held in the Liberty Media 401(k) Savings Plan by Messrs. Maffei and Rosenthaler and in the GCI 401(k) Plan by Mr. Duncan as follows:

	GLIBA	GLIBP
Gregory B. Maffei	859	—
Ronald A. Duncan	3,151	581
Albert E. Rosenthaler	1,830	—
Total	5,840	581

(5)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options exercisable within 60 days after February 29, 2020.

	GLIBA	GLIBB
Gregory B. Maffei	108,557	1,245,063
Donne F. Fisher	9,800	—
Brian J. Wendling	15,273	—
Albert E. Rosenthaler	38,087	—
Mark D. Carleton	37,078	—
Total	208,795	1,245,063

(6)
Includes 574,210 GLIBA shares held by a grantor retained annuity trust.

(7)
Includes the following: (a) 3,151 shares of GLIBA and 581 shares of GLIBP allocated to Mr. Duncan under the GCI 401(k) Plan, formerly known as the Stock Purchase Plan; (b) 867,218 shares of GLIBA and 337,593 shares of GLIBP to which Mr. Duncan has a direct pecuniary interest; (c) 12,600 shares of GLIBA and 4,000 shares of GLIBP held by Missy, LLC, which is 25% owned by Mr. Duncan, 25% owned by Dani Bowman, Mr. Duncan’s wife, and 50% owned by Mr. Duncan’s adult daughter; (d) 56,828 shares of GLIBA and 18,041 shares of GLIBP held by Dani Bowman, of which Mr. Duncan disclaims beneficial ownership; (e) 188,930 shares of GLIBA and 13,564 shares of GLIBP held by a grantor retained annuity trust; and (f) 241,517 shares of GLIBA and 99,322 shares of GLIBP held by 560 Company, Inc., which is 100% owned by Mr. Duncan and for which Mr. Duncan has voting and dispositive power. Includes 1,286,549 shares of GLIBA and 446,950 shares of GLIBP pledged as security for certain margin loan

8 | GCI LIBERTY, INC.  2020 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
facilities extended by Charles Schwab & Co. Inc., Goldman Sachs & Co., LLC, Morgan Stanley Bank, N.A., UBS Securities, LLC and Wells Fargo & Company as of February 29, 2020.
(8)
Includes 354 shares of GLIBA held by Dr. Green’s spouse, as to which Dr. Green has disclaimed beneficial ownership.

Changes in Control
We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.
GCI LIBERTY, INC.  2020 PROXY STATEMENT | 9

PROPOSALS OF OUR BOARD
The following proposals will be presented at the annual meeting by our board of directors.
PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL
Board of Directors
Our board of directors currently consists of seven directors, divided among three classes. Our Class II directors, whose term will expire at the 2020 annual meeting, are Ronald A. Duncan and Donne F. Fisher. These directors are nominated for election to our board to continue serving as Class II directors, and we have been informed that Messrs. Duncan and Fisher are each willing to continue serving as a director of our company. The term of the Class II directors who are elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2023. Our Class III directors, whose term will expire at the annual meeting of stockholders in the year 2021, are Gregory B. Maffei, Sue Ann Hamilton and Gregg L. Engles. Our Class I directors, whose term will expire at the annual meeting of stockholders in the year 2022, are John C. Malone and Richard R. Green.
If any nominee should decline election or should become unable to serve as a director of our company for any reason before election at the annual meeting, votes will be cast by the persons appointed as proxies for a substitute nominee, if any, designated by the board of directors.
The following lists the two nominees for election as directors at the annual meeting and the five directors of our company whose term of office will continue after the annual meeting, and includes as to each person how long such person has been a director of our company, such person’s professional background, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our board of directors. All positions referenced in the biographical information below with our company include, where applicable, positions with our predecessors. The number of shares of our capital stock beneficially owned by each director is set forth in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management.”
Nominees for Election as Directors
Ronald A. Duncan
•
Age: 67

•
A director of our company.

•
Professional Background: Mr. Duncan is a co-founder of our predecessor, GCI Liberty, Inc., an Alaska corporation (Old GCI Liberty), and has served as a director on our board, including the board of our predecessor, since 1979. Mr. Duncan has served as the Chief Executive Officer of our subsidiary, GCI Holdings, LLC (GCI Holdings) since March 2018. Mr. Duncan served as Chief Executive Officer of our predecessor from January 1989 to March 2018 and as its President from January 1989 to August 2017.

•
Other Public Company Directorships: None.

•
Board Membership Qualifications: Mr. Duncan brings to our board significant financial and operational experience in the telecommunications industry as the co-founder of our predecessor and its former Chief Executive Officer and President.

Donne F. Fisher
•
Age: 81

•
A director of our company.

•
Professional Background: Mr. Fisher has served as a director of our company since March 2018, as a director of our predecessor from 1980 to December 2005 and as Chairman of the Board of our predecessor from June 2002 to December 2005. Mr. Fisher has served as President of Fisher Capital Partners, Ltd., a venture capital partnership, since December 1991. Mr. Fisher also served in various positions at Tele-Communications, Inc. (TCI) from 1968 to 1996, including as Executive Vice President of TCI from January 1994 to January 1996 and served as a consultant to TCI, including its successors AT&T Broadband LLC and Comcast Corporation, from 1996 to December 2005.

10 | GCI LIBERTY, INC.  2020 PROXY STATEMENT

PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL
•
Other Public Company Directorships: Mr. Fisher served as a director of Liberty Broadband Corporation (Liberty Broadband) from November 2014 to June 2015 and served as a director of Liberty Media Corporation (Liberty Media) (including its predecessor) from September 2011 to June 2015. Mr. Fisher served as a director of our predecessor from 1980 to December 2005, as a director of Liberty Media International, Inc. (LMI) from May 2004 to June 2005 and as a director of Qurate Retail, Inc. (formerly named Liberty Interactive Corporation, Qurate Retail) from October 2001 to September 2011. Mr. Fisher was also Chairman of the Board of our predecessor from June 2002 to December 2005.

•
Board Membership Qualifications: Mr. Fisher brings extensive industry experience to our board and a critical perspective on its business, having held several executive positions over many years with TCI, having previously served as a director of Qurate Retail, Liberty Media, Liberty Broadband and our predecessor. In addition, Mr. Fisher’s financial expertise includes a focus on venture capital investment, which is different from the focus of our other board members and helpful to our board in formulating investment objectives and determining the growth potential of businesses both within our company and those that the board evaluates for investment purposes.

Directors Whose Term Expires in 2021
Gregory B. Maffei
•
Age: 59

•
Chief Executive Officer, President and a director of our company.

•
Professional Background: Mr. Maffei has served as a director and the President and Chief Executive Officer of our company since March 2018. He has served as the President and Chief Executive Officer of Liberty Media (including its predecessor) since May 2007, Liberty TripAdvisor Holdings, Inc. (Liberty TripAdvisor) since July 2013 and Liberty Broadband since June 2014. He has served as the Chairman of the Board of Qurate Retail (including its predecessor) since March 2018, and as a director of Qurate Retail (including its predecessor) since November 2005, and he served as the President and Chief Executive Officer of Qurate Retail (including its predecessor) from February 2006 to March 2018, having served as its CEO-Elect from November 2005 through February 2006. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation (Oracle), Chairman, President and Chief Executive Officer of 360networks Corporation (360networks), and Chief Financial Officer of Microsoft Corporation (Microsoft).

•
Other Public Company Directorships: Mr. Maffei has served as (i) a director of Liberty Media (including its predecessor) since May 2007, (ii) a director of Liberty TripAdvisor since July 2013 and as its Chairman of the Board since June 2015, (iii) a director of Liberty Broadband since June 2014 and (iv) Chairman of the Board of Qurate Retail since March 2018 and a director of Qurate Retail (including its predecessor) since November 2005. He has served as (i) the Chairman of the Board of Sirius XM Holdings Inc. (Sirius XM) since April 2013 and as a director since March 2009, (ii) the Chairman of the Board of Live Nation Entertainment, Inc. (Live Nation) since March 2013 and as a director since February 2011, (iii) the Chairman of the Board of TripAdvisor, Inc. since February 2013, (iv) a director of Charter Communications, Inc. (Charter) since May 2013 and (v) a director of Zillow Group, Inc. since February 2015, having previously served as a director of its predecessor, Zillow, Inc., from May 2005 to February 2015. Mr. Maffei served as (i) Chairman of the Board of Starz from January 2013 until its acquisition by Lions Gate Entertainment Corp. in December 2016, (ii) a director of Barnes & Noble, Inc. from September 2011 to April 2014, (iii) a director of Electronic Arts, Inc. from June 2003 to July 2013, (iv) a director of DIRECTV and its predecessors from February 2008 to June 2010 and (v) the Chairman of the Board of Pandora Media, Inc. from September 2017 to February 2019.

•
Board Membership Qualifications: Mr. Maffei brings to our board significant financial and operational experience based on his current senior policy making positions at our company, Liberty Media, Qurate Retail, Liberty TripAdvisor, and Liberty Broadband and his previous executive positions at Oracle, 360networks and Microsoft. In addition, Mr. Maffei has extensive public company board experience. He provides our board with an executive leadership perspective on the strategic planning for, and operations and management of, large public companies and risk management principles.

GCI LIBERTY, INC.  2020 PROXY STATEMENT | 11

Sue Ann Hamilton
•
Age: 59

•
A director of our company.

•
Professional Background: As Principal of the consultancy Hamilton Media LLC (Hamilton Media), Ms. Hamilton advises and represents major media and technology companies. In this role, from September 2007 through September 2019 she served as Executive Vice President—Distribution and then Executive Vice President—Distribution and Business Development for AXS TV LLC, a partnership between founder and managing partner Mark Cuban, AEG, Ryan Seacrest Media, CAA and CBS, and she has represented The Mark Cuban Companies/Radical Ventures as board observer for Philo, Inc., a privately held technology company, since July 2013. Prior to launching Hamilton Media, from 2003 until 2007, she served as Executive Vice President—Programming and Senior Vice President—Programming for Charter, the cable and internet service provider. Before her work at Charter, she held numerous management positions at AT&T Broadband LLC and its predecessor, TCI, dating back to 1993. Prior to her career in technology, media, and telecommunications, she was a partner at Chicago-based law firm Kirkland & Ellis, specializing in complex commercial transactions. She received her J.D. degree from Stanford Law School, where she was Associate Managing Editor of the Stanford Law Review and Editor of the Stanford Journal of International Law. She is a magna cum laude and Phi Beta Kappa graduate of Carleton College in Northfield, Minnesota.

•
Other Public Company Directorships: Ms. Hamilton has served as a director of Universal Electronics Inc. since November 2019. Ms. Hamilton previously served as a director of FTD Companies, Inc. from December 2014 to August 2019.

•
Board Membership Qualifications: As a result of her extensive management experience, Ms. Hamilton brings to our board significant leadership, oversight and consulting skills, as well as experience in the media, technology and legal fields.

Gregg L. Engles
•
Age: 62

•
A director of our company.

•
Professional Background: Mr. Engles has served as a director of our company since March 2018. He has served as a partner of Capitol Peak Partners since he founded it in August 2017. He previously served as (i) Chairman of the Board and Chief Executive Officer of The WhiteWave Foods Company (WhiteWave) from October 2012 until its acquisition by Danone in April 2017 and (ii) Chief Executive Officer of Dean Foods Company, WhiteWave’s former parent company, from April 1996 until WhiteWave’s initial public offering in October 2012.

•
Other Public Company Directorships: Mr. Engles has served as a director of Danone since April 2017. Mr. Engles previously served as (i) a director of Liberty Expedia Holdings, Inc. (Liberty Expedia) from November 2016 to July 2019, (ii) a director and Chairman of the Board of Dean Foods Company from April 1996 to July 2013, except when he served as its Vice-Chairman from January 2002 to May 2002, and (iii) a director of Treehouse Foods, Inc. from June 2005 to May 2008.

•
Board Membership Qualifications: Mr. Engles offers our board significant operational experience gained through his senior leadership positions at WhiteWave and other large public companies. He provides our board with executive leadership perspective on the operations and management of public companies, which will assist our board in evaluating strategic opportunities.

Directors Whose Term Expires in 2022
John C. Malone
•
Age: 79

•
Chairman of the Board of our company.

•
Professional Background: Mr. Malone has served as the Chairman of the Board of our company since March 2018. He served as Chairman of the Board of Qurate Retail, including its predecessor, from its inception in 1994 until March 2018 and served as Qurate Retail’s Chief Executive Officer from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of TCI from November 1996 until March 1999, when it was acquired by AT&T Corp., and as Chief Executive Officer of TCI from January 1994 to March 1997.

12 | GCI LIBERTY, INC.  2020 PROXY STATEMENT

PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL
•
Other Public Company Directorships: Mr. Malone has served as (i) Chairman of the Board of Liberty Media (including its predecessor) since August 2011 and as a director since December 2010, (ii) the Chairman of the Board of Liberty Broadband since November 2014, (iii) the Chairman of the Board of Liberty Global plc (LGP) since June 2013, having previously served as Chairman of the Board of Liberty Global, Inc. (LGI), LGP’s predecessor, from June 2005 to June 2013, Chairman of the Board of LGI’s predecessor, LMI from March 2004 to June 2005 and a director of UnitedGlobalCom, Inc., now a subsidiary of LGP, from January 2002 to June 2005, (iv) a director of Discovery, Inc. (Discovery), which was formerly known as Discovery Communications, Inc. (Discovery Communications), since September 2008, and a director of Discovery Communications’ predecessor Discovery Holding Company, from May 2005 to September 2008 and as Chairman of the Board from March 2005 to September 2008, (v) a director of Liberty Latin America Ltd. since December 2017 and (vi) a director of Qurate Retail (including its predecessor) since 1994 and served as Chairman of the Board of Qurate Retail (including its predecessor) from 1994 to March 2018. Previously, he served as (i) the Chairman of the Board of Liberty Expedia from November 2016 to July 2019, (ii) a director of Lions Gate Entertainment Corp. from March 2015 to September 2018, (iii) a director of Charter from May 2013 to July 2018, (iv) a director of Expedia, Inc. from December 2012 to December 2017, having previously served as a director from August 2005 to November 2012, (v) the Chairman of the Board of Liberty TripAdvisor from August 2014 to June 2015, (vi) a director of Sirius XM from April 2009 to May 2013, (vii) a director of Ascent Capital Group, Inc. from January 2010 to September 2012, (viii) a director of Live Nation from January 2010 to February 2011, (ix) Chairman of the Board of DIRECTV and its predecessors from February 2008 to June 2010, and (x) a director of IAC/InterActive Corp from May 2006 to June 2010.

•
Board Membership Qualifications: Mr. Malone, as President of TCI, co-founded Qurate Retail’s former parent company and is considered one of the preeminent figures in the media and telecommunications industry. He is well known for his sophisticated problem solving and risk assessment skills.

Richard R. Green
•
Age: 82

•
A director of our company.

•
Professional Background: Dr. Green has served as a director of our company since March 2018. For over 20 years, Dr. Green served as President and Chief Executive Officer of CableLabs® before retiring in December 2009. Prior to joining CableLabs®, he was a senior vice president at PBS from 1984 through 1988, and served as a director of CBS’s Advanced Television Technology Laboratory from 1980 through 1983. Dr. Green is a Professor of Engineering and Director of the Center of Technology and Innovation at the University of Denver. He also serves as a director of Jones/NCTI, a Jones Knowledge Company, which is a workforce performance solutions company for individuals and broadband companies.

•
Other Public Company Directorships: Dr. Green has served as a director of Liberty Broadband since November 2014 and a director of LGP and its predecessors since December 2008. He has also served as a director of Shaw Communications, Inc., a telecommunications company based in Canada, since 2010.

•
Board Membership Qualifications: Dr. Green brings to our board his extensive professional and executive background and his particular knowledge and experience in the complex and rapidly changing field of technology for broadband communications services, which contributes to our company’s evaluation of technological initiatives and challenges and strengthens the board’s collective qualifications, skills and attributes.

Vote and Recommendation
A plurality of the combined voting power of the outstanding shares of our capital stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors at the annual meeting, voting together as a single class, is required to elect each of Messrs. Duncan and Fisher as a Class II member of our board of directors.
Our board of directors unanimously recommends a vote “FOR” the election of each nominee to our board of directors.
GCI LIBERTY, INC.  2020 PROXY STATEMENT | 13

PROPOSAL 2—THE AUDITORS RATIFICATION PROPOSAL
We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2020.
Even if the selection of KPMG LLP is ratified, the audit committee of our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be advisable. In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2020.
A representative of KPMG LLP is expected to be available to answer appropriate questions at the annual meeting and will have the opportunity to make a statement if he or she so desires.
Change in Independent Auditors
On March 9, 2018, pursuant to the Agreement and Plan of Reorganization, dated as of April 4, 2017, by and among Qurate Retail, Liberty Interactive LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Qurate Retail, and Old GCI Liberty, as amended (the GCI Reorganization Agreement), Qurate Retail acquired a controlling equity interest in Old GCI Liberty in exchange for certain assets and liabilities of Qurate Retail’s Ventures Group, which controlling equity interest Qurate Retail subsequently split-off to holders of its Series A and Series B Liberty Ventures common stock (the LVNT stock) in full redemption thereof  (such transactions together with the other transactions contemplated by the GCI Reorganization Agreement, the Transactions). Further, references to Old GCI Liberty refer to Old GCI Liberty prior to the completion of the Transactions (including under its prior name, General Communication, Inc.).
Grant Thornton LLP (GT) was Old GCI Liberty’s independent registered public accounting firm for the fiscal year ended December 31, 2017. On March 9, 2018, GT was replaced as our independent registered public accounting firm by KPMG LLP. The replacement of GT and approval of the appointment of KPMG LLP as our independent registered public accounting firm was approved by the audit committee of our board of directors on March 9, 2018 in connection with the closing of the Transactions and on May 11, 2018 following the reincorporation of our company in Delaware. For accounting purposes, the Transactions are treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, which were audited by KPMG LLP for the fiscal years ended December 31, 2015, 2016 and 2017, have become our historical financial statements.
GT’s audit report on Old GCI Liberty’s financial statements for the fiscal year ended December 31, 2017, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified as to audit scope or accounting principles. During the fiscal year ended December 31, 2017 and in the subsequent interim period through March 9, 2018, (a) there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and GT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to GT’s satisfaction, would have caused GT to make reference in connection with GT’s opinion to the subject matter of the disagreement; and (b) there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.
We provided GT with a copy of the disclosures made in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on March 14, 2018 and requested that GT furnish us with a letter addressed to the SEC stating whether they agree with the above statements. The letter is filed as Exhibit 16.1 to that Current Report on Form 8-K.
During the fiscal year ended December 31, 2017 and in the subsequent interim period through March 9, 2018, neither we nor anyone on our behalf consulted with KPMG LLP regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that KPMG LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).
14 | GCI LIBERTY, INC.  2020 PROXY STATEMENT

PROPOSAL 2—THE AUDITORS RATIFICATION PROPOSAL
Audit Fees and All Other Fees
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for 2019 and 2018 and fees billed for other services rendered by KPMG LLP.
	2019	2018
Audit fees	$3,032,900	3,998,000
Audit related fees	50,000	—
Audit and audit related fees	3,082,900	3,998,000
Tax fees(1)	14,200	—
Total fees	$3,097,100	3,998,000

(1)
Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions.

Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.
Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
Our audit committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as “pre-approved services”):
•
audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with registration statements, periodic reports and other documents filed or issued in connection with securities offerings (including comfort letters and consents), (iii) attestations of management reports on our internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;

•
audit related services as specified in the policy, including (i) due diligence services, (ii) financial statement audits of employee benefit plans, (iii) consultations with management as to the accounting or disclosure treatment of transactions, (iv) attest services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to dispositions, and (vii) general assistance with implementation of the requirements of certain SEC rules or listing standards; and

•
tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence and advice regarding mergers and acquisitions.

Notwithstanding the foregoing general pre-approval, if, in the reasonable judgment of our Chief Accounting Officer and Principal Financial Officer, an individual project involving the provision of pre-approved services is likely to result in fees in excess of  $50,000, or if individual projects under $50,000 are likely to equal or exceed $250,000 during the period between the regularly scheduled meetings of the audit committee, then such projects will require the specific pre-approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. Gregg Engles currently serves as the chairman of our audit committee. In addition, the independent auditor is required to provide a report at each regularly scheduled audit committee meeting on all pre-approved services incurred during the preceding quarter. Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee.
Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.
All services provided by our independent auditor during 2019 were approved in accordance with the terms of the policy.
GCI LIBERTY, INC.  2020 PROXY STATEMENT | 15

Vote and Recommendation
The affirmative vote of a majority of the combined voting power of the outstanding shares of our capital stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class, is required to approve the auditors ratification proposal.
Our board of directors unanimously recommends a vote “FOR” the auditors ratification proposal.
16 | GCI LIBERTY, INC.  2020 PROXY STATEMENT

PROPOSAL 3—THE SAY-ON-PAY PROPOSAL
We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as described below in accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act). This advisory vote is often referred to as the “say-on-pay” vote and allows our stockholders to express their views on the overall compensation paid to our named executive officers. Our company values the views of its stockholders and is committed to the efficiency and effectiveness of our company’s executive compensation program.
At Old GCI Liberty’s 2017 annual stockholder meeting, stockholders representing a majority of the aggregate voting power of Old GCI Liberty present and entitled to vote on Old GCI Liberty’s say-on-pay proposal voted in favor of, on an advisory basis, the executive compensation disclosed in Old GCI Liberty’s proxy statement for the 2017 annual meeting of stockholders. Also at Old GCI Liberty’s 2017 annual stockholder meeting, stockholders elected to hold a say-on-pay vote every three years, which was adopted as the frequency at which future say-on-pay votes would be held.
We are seeking stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules, which include the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables (including all related footnotes) and any additional narrative discussion of compensation included herein. Stockholders are encouraged to read the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement, which provides an overview of our company’s executive compensation policies and procedures.
In accordance with Section 14A of the Exchange Act, and Rule 14a-21(a) promulgated thereunder, and as a matter of good corporate governance, our board of directors is asking stockholders to approve the following advisory resolution at the 2020 annual meeting of stockholders:
RESOLVED, that the stockholders of GCI Liberty, Inc. hereby approve, on an advisory basis, the compensation paid to our company’s named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion.
Advisory Vote
Although this vote is advisory and non-binding on our board and our company, our board and the compensation committee, which are responsible for designing and administering our company’s executive compensation program, value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation policies and decisions for named executive officers.
Vote and Recommendation
This advisory resolution, which we refer to as the say-on-pay proposal, will be considered approved if it receives the affirmative vote of a majority of the combined voting power of the outstanding shares of our capital stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.
Our board of directors unanimously recommends a vote “FOR” the say-on-pay proposal.
GCI LIBERTY, INC.  2020 PROXY STATEMENT | 17

MANAGEMENT AND GOVERNANCE MATTERS
Executive Officers
The following lists the executive officers of our company (other than Gregory B. Maffei, our President and Chief Executive Officer, and John C. Malone, our Chairman of the Board, who also serve as directors of our company and who are listed under “Proposal 1—The Election of Directors Proposal”), their ages and a description of their business experience, including positions held with our company. All positions referenced in the table below with our company include, where applicable, positions with our predecessors.
Name	Positions
Albert E. Rosenthaler Age: 60	Mr. Rosenthaler has served as Chief Corporate Development Officer of our company since March 2018, and Qurate Retail, Liberty Media, Liberty TripAdvisor and Liberty Broadband since October 2016. He previously served as Chief Corporate Development Officer of Liberty Expedia from October 2016 to July 2019 and Chief Tax Officer of Qurate Retail, Liberty Media, Liberty TripAdvisor and Liberty Broadband from January 2016 to September 2016 and Liberty Expedia from March 2016 to September 2016. He previously served as a Senior Vice President of Qurate Retail (including its predecessor) from April 2002 to December 2015, Liberty Media (including its predecessor) from May 2007 to December 2015, Liberty TripAdvisor from July 2013 to December 2015 and Liberty Broadband from June 2014 to December 2015.
Brian J. Wendling Age: 47	Mr. Wendling has served as Chief Accounting Officer and Principal Financial Officer of our company, Qurate Retail, Liberty Media and Liberty Broadband since January 2020 and July 2019, respectively. He previously served as Senior Vice President and Controller of our company from March 2018 to December 2019 and each of Qurate Retail, Liberty Media and Liberty Broadband from January 2016 to December 2019. In addition, Mr. Wendling has served as a Senior Vice President and Chief Financial Officer of Liberty TripAdvisor since January 2016, and he previously served as Vice President and Controller of Liberty TripAdvisor from August 2014 to December 2015. He previously served as Senior Vice President of Liberty Expedia from March 2016 to July 2019, and Vice President and Controller of Liberty Media (including its predecessor) from November 2011 to December 2015, Qurate Retail from November 2011 to December 2015 and Liberty Broadband from October 2014 to December 2015. Prior thereto, Mr. Wendling held various positions with Liberty Media and Qurate Retail and their predecessors since 1999.
Renee L. Wilm Age: 46	Ms. Wilm has served as Chief Legal Officer of our company, Liberty Media, Qurate Retail, Liberty TripAdvisor and Liberty Broadband since September 2019. Previously, Ms. Wilm was a Senior Partner with the law firm Baker Botts L.L.P., where she represented our company, Liberty Media, Qurate Retail, Liberty TripAdvisor and Liberty Broadband and their predecessors for over twenty years, specializing in mergers and acquisitions, complex capital structures and shareholder arrangements, as well as securities offerings and matters of corporate governance and securities law compliance. At Baker Botts, Ms. Wilm was a member of the Executive Committee, the East Coast Corporate Department Chair and Partner-in-Charge of the New York office.
Our executive officers will serve in such capacities until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption.
During the past ten years, none of our directors and executive officers has had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.
Code of Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, directors and officers, which constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of business conduct and ethics is available on our website at www.gciliberty.com.
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MANAGEMENT AND GOVERNANCE MATTERS
Director Independence
It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with us. To assist our board of directors in determining which of our directors qualify as independent for purposes of Nasdaq rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board of directors follows Nasdaq’s corporate governance rules on the criteria for director independence.
Our board of directors has determined that each of Gregg L. Engles, Donne F. Fisher, Richard R. Green and Sue Ann Hamilton qualifies as an independent director of our company.
Board Composition
As described above under “Proposal 1—The Election of Directors Proposal,” our board is comprised of directors with a broad range of backgrounds and skill sets, including in media and telecommunications, venture capital and technology. Our board is also chronologically diverse with our members’ ages spanning three to four decades. For more information on our policies with respect to board candidates, see “—Committees of the Board of Directors—Nominating and Corporate Governance Committee” below.
Board Leadership Structure
Our board has separated the positions of Chairman of the Board and Chief Executive Officer (principal executive officer). John C. Malone, one of our largest stockholders, holds the position of Chairman of the Board, leads our board and board meetings and provides strategic guidance to our Chief Executive Officer. Gregory B. Maffei, our President, holds the position of Chief Executive Officer, leads our management team and is responsible for driving the performance of our company. We believe this division of responsibility effectively assists our board in fulfilling its duties.
Board Role in Risk Oversight
The board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees. Our audit committee oversees management of financial risks and risks relating to potential conflicts of interest. Our compensation committee oversees the management of risks relating to our compensation arrangements with senior officers. Our nominating and corporate governance committee oversees risks associated with the independence of the board. These committees then provide reports periodically to the full board. The oversight responsibility of the board and its committees is enabled by management reporting processes that are designed to provide visibility to the board about the identification, assessment and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, legal and compliance, and other risks. Our management reporting processes include regular reports from our Chief Executive Officer, which are prepared with input from our senior management team, and also include input from our Internal Audit group.
Committees of the Board of Directors
Executive Committee
Our board of directors has established an executive committee, whose members are John C. Malone and Gregory B. Maffei. Except as specifically prohibited by the General Corporation Law of the State of Delaware, the executive committee may exercise all the powers and authority of our board of directors in the management of our business and affairs, including the power and authority to authorize the issuance of shares of our capital stock.
Compensation Committee
Our board of directors has established a compensation committee, whose chairperson is Sue Ann Hamilton and whose other members are Gregg L. Engles and Richard R. Green.
On March 9, 2018, Qurate Retail acquired a controlling equity interest in Old GCI Liberty, which controlling equity interest Qurate Retail subsequently split-off to holders of its Series A and Series B Liberty Ventures common stock in full redemption thereof  (the Transactions). In connection with the Transactions, we entered into a Services Agreement, dated March 9, 2018, with Liberty Media (the services agreement), pursuant to which Liberty Media
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provides us with administrative, executive and management services. The compensation committee evaluates the services fee under the services agreement on at least an annual basis, although in 2019, our compensation committee determined to delay its evaluation due to the then-ongoing negotiations relating to Mr. Maffei’s compensation arrangement. In addition, the compensation committee may approve incentive awards or other forms of compensation to employees of Liberty Media who are providing services to our company, which employees include our executive officers. The compensation committee determined to grant equity award compensation for 2019 (see “Executive Compensation—Compensation Discussion and Analysis”).
If we engage a Chief Executive Officer, Chief Accounting Officer, Principal Financial Officer, Chief Legal Officer or Chief Corporate Development Officer to perform services for our company outside the services agreement, the compensation committee will review and approve corporate goals and objectives relevant to the compensation of any such person. The compensation committee also oversees the compensation of the executive officers of our non-public operating subsidiaries. For a description of our processes and policies for consideration and determination of executive compensation, including the role of our Chief Executive Officer and an outside consultant in determining or recommending amounts and/or forms of compensation, see “Executive Compensation—Compensation Discussion and Analysis.”
Our board of directors has adopted a written charter for the compensation committee, which is available on our website at www.gciliberty.com.
Compensation Committee Report
The compensation committee has reviewed and discussed with our management the “Compensation Discussion and Analysis” included under “Executive Compensation” below. Based on such review and discussions, the compensation committee recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement.
Submitted by the Members of the Compensation Committee

Sue Ann Hamilton
Gregg L. Engles
Richard R. Green
Compensation Committee Interlocks and Insider Participation
No member of our compensation committee during 2019 is or has been an officer or employee of our company, or has engaged in any related party transaction in which our company was a participant.
Nominating and Corporate Governance Committee
Our board of directors has established a nominating and corporate governance committee, whose chairman is Richard R. Green and whose other members are Gregg L. Engles and Sue Ann Hamilton. See “—Director Independence” above.
The nominating and corporate governance committee identifies individuals qualified to become board members consistent with criteria established or approved by our board of directors from time to time, identifies director nominees for upcoming annual meetings, develops corporate governance guidelines applicable to our company and oversees the evaluation of our board and management.
Board Criteria. The nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. To be nominated to serve as a director, a nominee need not meet any specific minimum criteria. As described in our corporate governance guidelines, director candidates are identified and nominated based on broad criteria, with the objective of identifying and retaining directors that can effectively develop the company’s strategy and oversee management’s execution of that strategy. In the director candidate identification and nomination process, our board seeks a breadth of experience from a variety of industries and from professional disciplines, along with a diversity of gender, ethnicity, age and other characteristics. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:
•
independence from management;

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MANAGEMENT AND GOVERNANCE MATTERS
•
his or her unique background, including education, professional experience, relevant skill sets and diversity of gender, ethnicity, age and other characteristics;

•
judgment, skill, integrity and reputation;

•
existing commitments to other businesses as a director, executive or owner;

•
personal conflicts of interest, if any; and

•
the size and composition of the existing board of directors, including whether the potential director nominee would positively impact the composition of the board by bringing a new perspective or viewpoint to the board of directors.

The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.
Director Candidate Identification Process. The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such recommendations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Corporate Secretary, GCI Liberty, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112. Stockholder recommendations must be made in accordance with our bylaws, as discussed under “Stockholder Proposals” below, and contain the following information:
•
the name and address of the proposing stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and documentation indicating the number of shares of our capital stock owned beneficially and of record by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

•
the candidate’s name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate’s qualifications, as described below;

•
a statement detailing any relationship, arrangement or understanding between the proposing stockholder and/or beneficial owner(s), if different, and any other person(s) (including their names) under which the proposing stockholder is making the nomination and any affiliates or associates (as defined in Rule 12b-2 of the Exchange Act) of such proposing stockholder(s) or beneficial owner (each a Proposing Person);

•
a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board of directors;

•
any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

•
a representation as to whether the Proposing Person intends (or is part of a group that intends) to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

•
a representation by each Proposing Person who is a holder of record of our capital stock as to whether the notice is being given on behalf of the holder of record and/or one or more beneficial owners, the number of shares held by any beneficial owner along with evidence of such beneficial ownership and that such holder of record is entitled to vote at the annual stockholders meeting and intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election;

•
a written consent of the candidate to be named in the proxy statement and to serve as a director, if nominated and elected;

•
a representation as to whether the Proposing Person has received any financial assistance, funding or other consideration from any other person regarding the nomination (a Stockholder Associated Person) (including the details of such assistance, funding or consideration); and

•
a representation as to whether and the extent to which any hedging, derivative or other transaction has been entered into with respect to our company within the last six months by, or is in effect with respect to, the Proposing Person, any person to be nominated by the proposing stockholder or any Stockholder Associated Person, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proposing Person, its nominee, or any such Stockholder Associated Person.

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In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.
When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to our board of directors, it may recommend to the full board that candidate’s nomination and election.
Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director’s past attendance at, and participation in, meetings of the board of directors and its committees and the director’s formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.
The members of our nominating and corporate governance committee have determined that Messrs. Duncan and Fisher, who are nominated for election at the annual meeting, continue to be qualified to serve as directors of our company and such nominations were approved by the entire board of directors.
Our board of directors has adopted a written charter for the nominating and corporate governance committee. Our board of directors has also adopted corporate governance guidelines, which were developed by the nominating and corporate governance committee. The charter and the corporate governance guidelines are available on our website at www.gciliberty.com.
Audit Committee
Our board of directors has established an audit committee, whose chairman is Gregg L. Engles and whose other members are Richard R. Green and Sue Ann Hamilton.
Our board of directors has determined that Mr. Engles is an “audit committee financial expert” under applicable SEC rules and regulations. The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The committee’s functions include, among other things:
•
appointing or replacing our independent auditors;

•
reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

•
reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

•
reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;

•
reviewing our management’s procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

•
confirming compliance with applicable SEC and stock exchange rules; and

•
preparing a report for our annual proxy statement.

Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.gciliberty.com.
Audit Committee Report
Each member of the audit committee is an independent director as determined by our board of directors, based on the listing standards of Nasdaq. Each member of the audit committee also satisfies the SEC’s independence requirements for members of audit committees. Our board of directors has determined that Mr. Engles is an “audit committee financial expert” under applicable SEC rules and regulations.
The audit committee reviews our financial reporting process on behalf of our board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Our independent auditor, KPMG LLP, is responsible for expressing opinions
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MANAGEMENT AND GOVERNANCE MATTERS
on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles. Our independent auditor also expresses its opinion as to the effectiveness of our internal control over financial reporting.
Our audit committee has reviewed and discussed with management and KPMG LLP our most recent audited consolidated financial statements, as well as management’s assessment of the effectiveness of our internal control over financial reporting and KPMG LLP’s evaluation of the effectiveness of our internal control over financial reporting. Our audit committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the PCAOB) and the SEC, including that firm’s judgment about the quality of our accounting principles, as applied in its financial reporting.
KPMG LLP has provided our audit committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the audit committee concerning independence, and the audit committee has discussed with KPMG LLP that firm’s independence from the company and its subsidiaries.
Based on the reviews, discussions and other considerations referred to above, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 (the 2019 Form 10-K), which was filed on February 27, 2020 with the SEC.
Submitted by the Members of the Audit Committee

Gregg L. Engles
Richard R. Green
Sue Ann Hamilton
Other
Our board of directors, by resolution, may from time to time establish other committees of our board of directors, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our board of directors, subject to applicable law.
Board Meetings
During 2019, there were five meetings of our full board of directors, no meetings of our executive committee, seven meetings of our compensation committee, one meeting of our nominating and corporate governance committee and five meetings of our audit committee.
Director Attendance at Annual Meetings
Our board of directors encourages all members of the board to attend each annual meeting of our stockholders. Five of the seven directors attended our 2019 annual meeting of stockholders.
Stockholder Communication with Directors
Our stockholders may send communications to our board of directors or to individual directors by mail addressed to our board of directors or to an individual director c/o GCI Liberty, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112. All such communications from stockholders will be forwarded to our directors on a timely basis.
Executive Sessions
In 2019, the independent directors of our company, then serving, met at four executive sessions without management participation.
Any interested party who has a concern regarding any matter that it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to independent directors of GCI Liberty, c/o GCI Liberty, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112. The current independent directors of our company are Gregg L. Engles, Donne F. Fisher, Richard R. Green and Sue Ann Hamilton.
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Hedging Disclosure
We do not have any practices or policies regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.
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EXECUTIVE COMPENSATION
This section sets forth information relating to, and an analysis and discussion of, compensation paid by our company to the following persons (who we refer to as the named executive officers):
•
Gregory B. Maffei, our President and Chief Executive Officer;

•
Brian J. Wendling, our Chief Accounting Officer and Principal Financial Officer;

•
Albert E. Rosenthaler, our Chief Corporate Development Officer;

•
Renee L. Wilm, our Chief Legal Officer;

•
Ronald A. Duncan, the Chief Executive Officer of GCI Holdings;

•
Richard N. Baer, our former Chief Legal Officer and Chief Administrative Officer; and

•
Mark D. Carleton, our Senior Advisor and former Chief Financial Officer.

Pursuant to the services agreement (as described below), employees of Liberty Media perform management services for our company for a monthly fee payable to Liberty Media, which is reviewed quarterly by the audit committee of our company and Liberty Media. As described above, our executive officers are comprised of Messrs. Maffei, Wendling and Rosenthaler and Ms. Wilm, each of whom is an employee of Liberty Media and provides executive services to our company under the services agreement. Mr. Carleton served as our Chief Financial Officer until July 1, 2019, on which date he became Senior Advisor of our company. Mr. Wendling, who has been Senior Vice President and Controller of our company since March 2018, was promoted to Principal Financial Officer on July 1, 2019. Effective September 23, 2019, our former Chief Legal Officer and Chief Administrative Officer, Richard N. Baer resigned and Ms. Wilm assumed the role of Chief Legal Officer of our company. Effective January 1, 2020, Mr. Wendling was appointed Chief Accounting Officer in addition to Principal Financial Officer of our company. Our executive officers are typically not separately compensated by our company other than with respect to any equity awards relating to our common stock that our compensation committee may determine to grant. All of our named executive officers received equity awards relating to our common stock in 2019.
Compensation Discussion and Analysis
Compensation Overview
Services Agreement
In connection with the Transactions, we entered into the services agreement, pursuant to which Liberty Media provides to our company certain administrative and management services, and we pay Liberty Media a monthly management fee, the amount of which is subject to quarterly review by our audit committee (and at least an annual review by our compensation committee, except that the annual review for 2019 was postponed to March 2020 following the entry into Mr. Maffei’s new employment agreement). As a result, Liberty Media employees, including Messrs. Maffei, Wendling and Rosenthaler and Ms. Wilm (and, prior to their respective resignations and role changes, Messrs. Baer and Carleton), who provide services to our company pursuant to the services agreement, are typically not separately compensated by our company other than equity awards with respect to our common stock. See “—Equity Incentive Compensation—Liberty Media Employees” below for information concerning equity awards that were granted to our named executive officers in 2019. However, as described in more detail in “—Changes for 2020—Amendment to Services Agreement in Connection with 2019 Maffei Employment Agreement” below, we reimbursed Liberty Media for our allocable portion (currently 14%) of the one-time cash commitment bonus to which Mr. Maffei became entitled in connection with his new employment arrangement with Liberty Media (the 2019 Maffei Employment Agreement) in addition to certain upfront equity awards we granted to Mr. Maffei under his new employment arrangement.
For the year ended December 31, 2019, we accrued management fees payable to Liberty Media under the services agreement of  $9.7 million. In December 2019, we entered into an amendment to the services agreement with Liberty Media (the amended services agreement) in connection with Liberty Media entering into the 2019 Maffei Employment Agreement. Under the amended services agreement, beginning in 2020, our company will establish, and pay or grant directly to Mr. Maffei, our allocable portion of his annual performance-based cash bonus, his annual equity-based awards and his upfront awards and we will reimburse Liberty Media for our allocable portion of the other components of Mr. Maffei’s compensation, as described in more detail below in “—Changes for 2020—Amendment to Services Agreement in Connection with 2019 Maffei Employment Agreement”.
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Role of Chief Executive Officer in Compensation Decisions; Setting Executive Compensation
As a result of the management fee paid to Liberty Media, the compensation committee typically does not expect to provide any cash compensation to Messrs. Maffei, Wendling and Rosenthaler and Ms. Wilm (and, prior to their respective resignations and role changes, Messrs. Baer and Carleton); rather it may determine to separately compensate these named executive officers with equity incentive compensation. Prospectively, Mr. Maffei may make recommendations with respect to any equity compensation to be awarded to the named executive officers. It is expected that Mr. Maffei, in making any recommendations to our compensation committee, will evaluate the performance and contributions of each of the named executive officers, given his or her respective area of responsibility, and, in doing so, will consider various qualitative factors such as:
•
the executive officer’s experience and overall effectiveness;

•
the executive officer’s performance during the preceding year;

•
the responsibilities of the executive officer, including any changes to those responsibilities over the year; and

•
the executive officer’s demonstrated leadership and management ability.

When determining the extent to which the 2019 RSUs (as defined below) were earned by our named executive officers, our compensation committee considered the recommendations obtained from Mr. Maffei as to the performance of Messrs. Wendling, Rosenthaler, Baer and Carleton and Ms. Wilm. To make these recommendations, Mr. Maffei evaluated the performance and contributions of each such named executive officer.
On June 24, 2019, the compensation committee approved preliminary, non-binding terms of new a compensation arrangement for Mr. Duncan, which described the terms that could apply from January 1, 2018 through December 31, 2022 (the 2019 Duncan Employment Arrangement), once legally formalized and executed. See “—Executive Compensation Arrangements—Ronald A. Duncan” below. Prior to approving these preliminary, non-binding terms of the 2019 Duncan Employment Arrangement, our compensation committee considered the recommendations of Mr. Maffei with respect to the proposed compensation package.
At Old GCI Liberty’s 2017 annual stockholder meeting, stockholders representing a majority of the aggregate voting power of Old GCI Liberty present and entitled to vote on Old GCI Liberty’s say-on-pay proposal voted in favor of, on an advisory basis, the executive compensation disclosed in Old GCI Liberty’s proxy statement for the 2017 annual meeting of stockholders. No material changes were implemented to our executive compensation program as a result of this vote. At Old GCI Liberty’s 2017 annual stockholder meeting, stockholders elected to hold a say-on-pay vote every three years, which was adopted as the frequency at which future say-on-pay votes would be held. At our 2020 annual stockholder meeting, we are submitting for stockholder consideration a stockholder vote to approve, on an advisory basis, our executive compensation. See “Proposals of Our Board—Proposal 3—The Say-On-Pay Proposal.”
Role of Independent Compensation Consultant
Prior to entering into the amendment to the services agreement with Liberty Media in connection with the 2019 Maffei Employment Agreement, our compensation committee engaged Frederic W. Cook & Co., Inc. (FW Cook), an independent and experienced compensation consultant, to assist in determining the reasonableness of compensation to be allocated to our company under the amendment to the services agreement.
In order to assess the reasonableness of compensation, FW Cook evaluated the market value of Mr. Maffei’s role at our company and the proposed allocation to our company under the service arrangement. Given the unique nature of Mr. Maffei’s role at our company, FW Cook evaluated the market value of the executive job at our company through three different lenses: as Chief Executive Officer, Chairman of the Board and managing partner of a private equity firm.
In assessing the reasonableness of pay as Chief Executive Officer and Chairman of the Board, FW Cook and the compensation committee reviewed pay data for companies comparable to ours, including companies in the media and diversified and wireless telecommunication services industries, and companies with which we may compete for executive talent and stockholder investment and also included companies in those industries that are similar to our company in size, geographic location or complexity of operations (the comparable companies). In assessing the reasonableness of pay as a managing partner of a private equity firm, FW Cook and the compensation committee reviewed survey data regarding the compensation of private equity professionals.
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EXECUTIVE COMPENSATION
Equity Incentive Compensation
Liberty Media Employees
The GCI Liberty, Inc. 2018 Omnibus Incentive Plan (the 2018 incentive plan) provides for the grant of a variety of incentive awards, including stock options, restricted shares, restricted stock units (RSUs), stock appreciation rights and performance awards. Our compensation committee has a preference for grants of stock options and awards of restricted stock or RSUs (as compared with other types of available awards under the 2018 incentive plan) based on the belief that they better promote retention of key employees through the continuing, long-term nature of an equity investment. It is the policy of our compensation committee that stock options be awarded with an exercise price equal to fair market value on the date of grant, typically measured by reference to the closing price on the grant date.
As discussed above, Messrs. Maffei, Wendling and Rosenthaler and Ms. Wilm (and, prior to their respective resignations and role changes, Messrs. Baer and Carleton) perform management services for our company pursuant to the services agreement, and until 2019, we did not separately compensate them for these services. In addition, our company did not incur any of the costs of the equity awards granted by Liberty Media to its executive officers who provide services to our company until 2019. Following a review of this practice, our compensation committee determined to grant the equity awards to Messrs. Maffei, Wending, Rosenthaler, Baer and Carleton described below after considering the Liberty Media compensation committee’s request that our company grant a proportionate share of the aggregate equity grant value given to each of these named executive officers each year for their service to our company and each of Liberty Media, Qurate Retail, Liberty TripAdvisor and Liberty Broadband. Our compensation committee also determined to grant an equity award to Ms. Wilm when she became Chief Legal Officer of our company after considering the Liberty Media compensation committee’s request that our company grant a proportionate share of the aggregate equity grant value to be given to her. The proportionate share for each company was determined based 50% on relative market capitalization and 50% on relative time spent by Liberty Media employees on services for our company.
Consistent with our compensation philosophy, our compensation committee believes in aligning the interests of the named executive officers with those of our stockholders and may grant awards of stock-based incentive compensation in the future to further align their interests. This will ensure that our executives have a continuing stake in our long-term success. In furtherance of this philosophy, in 2019, our compensation committee granted the following stock options to Mr. Maffei and Ms. Wilm and RSUs to Messrs. Maffei, Wendling, Rosenthaler, Baer and Carleton and Ms. Wilm:
•
In March 2019, our compensation committee determined to grant RSUs with respect to 51,429 GLIBB shares to Mr. Maffei (the Maffei 2019 RSUs), and RSUs with respect to GLIBA shares to Messrs. Wendling (1,577), Rosenthaler (3,600), Baer (4,821) and Carleton (3,600);

•
In November 2019, in connection with Ms. Wilm assuming the role of Chief Legal Officer of our company, our compensation committee determined to grant to Ms. Wilm 629 RSUs with respect to GLIBA shares (together with the Maffei 2019 RSUs and the RSUs granted in March 2019 to Messrs. Wendling, Rosenthaler, Baer and Carleton, the 2019 RSUs) and 31,209 options to purchase GLIBA shares, which options vest 50% on September 23, 2022 and 50% on September 23, 2023, and expire on November 14, 2026 (the Wilm Options); and

•
In March 2020, in connection with the execution of the 2019 Maffei Employment Agreement, Mr. Maffei received a grant of 359,329 options to purchase GLIBA shares, which vest on December 31, 2023, subject to Mr. Maffei’s continued employment (Maffei 2019 Term Options) pursuant to our compensation committee’s approval of the grant in December 2019.

Our compensation committee reviewed Mr. Maffei’s performance to determine what portion of the Maffei 2019 RSUs would be paid. After assessing his strategic contributions and executive performance, our compensation committee determined to vest 100% of the previously issued Maffei 2019 RSUs. Our compensation committee then reviewed the performance of Messrs. Wendling, Rosenthaler and Carleton and Ms. Wilm. Our compensation committee also considered the recommendation of Mr. Maffei, who recommended that our committee vest 100% of the 2019 RSUs (excluding Mr. Baer’s 2019 RSUs) based on his assessment of their individual performance and his general observation of their leadership and executive performance. Accordingly, our compensation committee approved vesting of all of the 2019 RSUs (excluding Mr. Baer’s 2019 RSUs) that had been previously granted. With regard to Mr. Baer, and upon the recommendation of Mr. Maffei, our compensation committee vested 75% of Mr. Baer’s 2019 RSUs at the time of his resignation in September 2019.
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The other equity awards held by Messrs. Maffei, Wendling, Rosenthaler and Carleton and reported below in “—Outstanding Equity Awards at Fiscal Year-End” were issued as a result of the anti-dilution adjustments applied to their outstanding equity awards relating to Qurate Retail’s Liberty Ventures common stock when the Transactions were completed, including their outstanding unvested multi-year grants and performance-based RSU awards described below.
Prior to the Transactions, the Qurate Retail compensation committee determined to make larger grants that vest between four and five years after grant, rather than making annual grants over the same period. These multi-year stock option grants provide for back-end weighted vesting and generally expire seven to ten years after grant to encourage executives to remain with the company over the long-term and to better align their interests with those of the stockholders. In addition, the Qurate Retail compensation committee also has been granting annual performance-based equity awards to its senior officers since December 2014. In that regard, multi-year stock option awards were granted to Qurate Retail’s executive officers prior to the Transactions, including Messrs. Maffei, Wendling, Rosenthaler, Baer and Carleton, and, accordingly, the multi-year stock option grants were adjusted in connection with the Transactions pursuant to the anti-dilution provisions of the incentive plans under which they were granted. In November 2019, Ms. Wilm received a multi-year stock option grant that equaled the value of her annual grants that were expected to be granted to her for the period from September 23, 2019 through September 22, 2023.
Chief Executive Officer of GCI Holdings Compensation—Mr. Duncan
Elements of 2019 Executive Compensation
For 2019, the elements of Mr. Duncan’s compensation were:
•
base salary;

•
a performance-based bonus payable in cash;

•
performance-based RSUs; and

•
perquisites and other limited personal benefits.

Base Salary. The 2019 Duncan Employment Arrangement provides for an annual base salary of  $990,000, although Mr. Duncan’s 2019 base salary was $1,022,500 due to a portion of his 2018 base salary being paid in 2019 due to payroll timing. Our compensation committee believes base salary should be a relatively smaller portion as compared to the performance-based bonus and RSU grant components of Mr. Duncan’s overall compensation package, thereby aligning his interests more closely with those of our stockholders. Generally, after an individual’s base salary has been established, we expect that salary increases will be limited to changes in the scope of the individual’s responsibilities.
2019 Performance-based Bonuses. Our compensation committee adopted a performance-based bonus program for 2019 for Mr. Duncan, which would be determined based on (i) the achievement of GCI Holdings’ objectives and strategic plans and (ii) GCI Holdings’ revenue growth, EBITDA growth and capital expenditures, with 20% tied to the achievement of the EBITDA growth target. Mr. Duncan’s target cash incentive compensation for 2019 was $1,252,741 in accordance with the terms of the 2019 Duncan Employment Arrangement. As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 26, 2020, in the fourth quarter of 2019, our company became aware of potential Rural Health Care (RHC) Program compliance issues related to currently active and expired contracts of our RHC customers. As a result of these potential compliance issues, along with a shortfall in certain financial metrics, Mr. Duncan did not receive a performance-based cash bonus under the program for 2019.
Equity Incentive Compensation
•
Multi-year RSUs. Consistent with Qurate Retail’s previous practices, our compensation committee expects to make larger equity awards (equaling approximately five years’ value of an executive officer’s annual grants) that will vest approximately five years after grant, rather than making annual grants over the same period. These multi-year grants provide for back-end weighted vesting to encourage GCI Holdings’ officers to remain with the company over the long-term and to better align their interests with those of our stockholders. Accordingly, our compensation committee made a multi-year RSU award to Mr. Duncan in December 2018. All of the 56,134 multi-year GLIBA RSUs granted to Mr. Duncan will cliff vest on January 5, 2023.

•
Annual Performance-based Equity Awards. Consistent with Qurate Retail’s previous practice of granting annual performance-based awards to its senior officers, our compensation committee granted 11,920 GLIBA

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annual performance-based RSUs to Mr. Duncan in March 2019 (the Duncan 2019 RSUs). The Duncan 2019 RSUs would vest only upon the achievement of  (i) GCI Holding’s objectives and strategic plans and (ii) GCI Holdings’ revenue growth, EBITDA growth and capital expenditure targets. As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 26, 2020, in the fourth quarter of 2019, our Company became aware of potential RHC Program compliance issues related to currently active and expired contracts of our RHC customers. As a result of these potential compliance issues, along with a shortfall in certain financial metrics, our compensation committee determined not to vest any of the Duncan 2019 RSUs. As a result, Mr. Duncan received 0% of the maximum number of Duncan 2019 RSUs for which he was eligible to receive in 2019. Also, in recognition of Mr. Duncan’s performance during 2018, which was a transitional year for our company, the compensation committee determined to grant and vest 4,654 RSUs with respect to GLIBA shares to Mr. Duncan.
Perquisites. Mr. Duncan, received the following perquisites during 2019 in accordance with the terms of the 2019 Duncan Employment Arrangement:
•
Use of Company Aircraft. As described in the “Certain Relationships and Related Transactions—Duncan Leases—Duncan Aircraft Usage Arrangement,” Mr. Duncan is entitled to 80 hours per year of personal flight time through the first to occur of  (i) the date that Mr. Duncan ceases to be employed by us and (ii) the date that we cease to own or lease any aircraft. Such travel has generally been limited to a space available basis on flights that were otherwise business-related, and the additional variable cost to our company (such as fuel, catering, and landing fees) was de minimis. Where the additional variable cost to our company occurred on such a flight solely for the personal purposes of Mr. Duncan or his guests, that cost has been included in the Summary Compensation Table entry for Mr. Duncan. Fixed costs (such as hangar expenses, crew salaries and monthly leases) are not included in the Summary Compensation Table. In any case, in the event such a cost was non-deductible by our company under the Internal Revenue Code of 1986, as amended (the Code), the value of that lost deduction is included in the Summary Compensation Table entry for Mr. Duncan. When employees, including Mr. Duncan, used company aircraft for such travel they were attributed with taxable income in accordance with regulations pursuant to the Code. Our company did not “gross up” or reimburse an employee for taxes he or she owed on such attributed income. The variable cost of the aircraft for personal travel, if any, is included in the Summary Compensation Table. See “—Summary Compensation Table.”; and

•
occasional, personal use of our company’s remote fishing retreat.

Changes for 2020
Amendment to Services Agreement in Connection with 2019 Maffei Employment Agreement.
As described above, in December 2019, Liberty Media entered into the 2019 Maffei Employment Agreement. The 2019 Maffei Employment Agreement provides for a five-year employment term commencing on January 1, 2020 and ending on December 31, 2024, with an annual base salary, annual cash performance bonus, initial cash commitment bonus, annual equity awards, upfront awards, perquisites and other benefits described in “—Executive Compensation Arrangements—Gregory B. Maffei—2019 Maffei Employment Agreement” below. At the same time, our company entered into the amended services agreement. Under the amended services agreement, Liberty Media is responsible for paying or providing annual base salary, the initial commitment bonus, perquisites and other employee benefits, severance benefits and certain reimbursements directly to Mr. Maffei, and a portion of these expenses will be allocated to, and reimbursed by, our company. Additionally, our company has agreed to pay directly to Mr. Maffei the portion of the annual cash performance bonus that is allocated to our company and will grant directly to Mr. Maffei the portions of the annual equity awards and the upfront awards allocated to our company. For a description of the terms of the 2019 Maffei Employment Agreement, please see “—Executive Compensation Arrangements—Gregory B. Maffei—2019 Maffei Employment Agreement.”
In the event that Mr. Maffei’s services to our company are discontinued and Mr. Maffei remains employed by Liberty Media following such discontinuation (unless the discontinuation of Mr. Maffei’s services to us is for cause (as defined in the 2019 Maffei Employment Agreement)), our company will be required to make a termination payment to Liberty Media pursuant to the amended services agreement representing the net present value of the portion of his compensation allocable to us, including the Maffei 2020 Term Options (defined below in “—Executive Compensation Arrangements—Gregory B. Maffei—2019 Maffei Employment Agreement”) if such award has not been granted prior to such date, from the date of the discontinuation of services to us through December 31 of the following calendar year. See “—Executive Compensation Arrangements—Gregory B. Maffei—2019 Maffei Employment
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Agreement” for other payments and benefits that Mr. Maffei may receive in connection with the termination of his employment at Liberty Media or of his services at our company.
Prior to entering into the amended services agreement with Liberty Media, our compensation committee reviewed information from FW Cook with respect to CEO compensation packages at the comparable companies as described above. See “—Executive Compensation Arrangements—Gregory B. Maffei” for a description of the Maffei 2019 Term Options provided under the 2019 Maffei Employment Agreement.
Recoupment Provisions
In those instances where we grant equity-based incentive compensation, we expect to include in the related agreement with the executive a right, in favor of our company, to require the executive to repay or return to the company any cash, stock or other incentive compensation (including proceeds from the disposition of shares received upon exercise of options or stock appreciation rights). That right will arise if   (1) a material restatement of any of our financial statements is required and (2) in the reasonable judgment of our compensation committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the executive. In determining the amount of such repayment or return, our compensation committee may take into account, among other factors it deems relevant, the extent to which the market value of the applicable series of our common stock was affected by the errors giving rise to the restatement. The cash, stock or other compensation that we may require the executive to repay or return must have been received by the executive during the 12-month period beginning on the date of the first public issuance or the filing with the SEC, whichever occurs earlier, of the financial statement requiring restatement. The compensation required to be repaid or returned will include (1) cash or company stock received by the executive (A) upon the exercise during that 12-month period of any stock appreciation right held by the executive or (B) upon the payment during that 12-month period of any incentive compensation, the value of which is determined by reference to the value of company stock, and (2) any proceeds received by the executive from the disposition during that 12-month period of company stock received by the executive upon the exercise, vesting or payment during that 12-month period of any award of equity-based incentive compensation.
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Summary Compensation Table
Name and Principal Position (as of 12/31/19)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gregory B. Maffei(4) President and Chief Executive Officer	2019	—	700,000(1)	2,765,852	391,959	—	—	—	3,857,811
	2018	—	—	—	—	—	—	—	—
	2017	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Brian J. Wendling(5) Principal Financial Officer	2019	—	—	84,811	—	—	—	—	84,811
	2018	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2017	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Albert E. Rosenthaler(4) Chief Corporate Development Officer	2019	—	—	193,608	—	—	—	—	193,608
	2018	—	—	—	—	—	—	—	—
	2017	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Renee L. Wilm(6) Chief Legal Officer	2019	—	—	46,301	567,785	—	—	—	614,086
	2018	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2017	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Ronald A. Duncan Chief Executive Officer of GCI Holdings	2019	1,022,500	—	891,350	—	—	—	106,968(7)	2,020,818
	2018	925,000	489,159	3,153,385	—	—	—	108,762(7)	4,676,306
	2017	925,000	—	1,188,789	—	981,747	—	127,840(7)	3,223,376
Richard N. Baer(4) Former Chief Legal Officer and Chief Administrative Officer	2019	—	—	259,273	—	—	—	—	259,273
	2018	—	—	—	—	—	—	—	—
	2017	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Mark D. Carleton(4)(8) Senior Advisor and Former Chief Financial Officer	2019	—	—	193,608	—	—	—	—	193,608
	2018	—	—	—	—	—	—	—	—
	2017	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
(1)
Represents only that portion of Mr. Maffei’s cash commitment bonus allocated to our company under the amended services agreement in connection with the 2019 Maffei Employment Agreement. For a description of the allocation of Mr. Maffei’s compensation among Liberty Media and the Service Companies pursuant to the 2019 Maffei Employment Agreement and the amended services agreement, see “—Executive Compensation Arrangements—Gregory B. Maffei—2019 Maffei Employment Agreement”.

(2)
Reflects the grant date fair value of the 2019 RSUs and the Duncan 2019 RSUs granted to our named executive officers during 2019. The grant date fair value of these awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. This column also reflects the grant date fair values of awards of restricted stock granted to Mr. Duncan during 2018 and 2017 and Mr. Duncan’s 2018 awards of multi-year restricted stock units, each of which has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 14 to our consolidated financial statements for the year ended December 31, 2019 (which are included in our 2019 Form 10-K). Any payout of an equity award by our company above the target equity award would be in our compensation committee’s sole discretion, would be issued in the first quarter of 2020, and would vest immediately after grant. For more information on the named executive officers’ performance-based RSU awards, see “—Compensation Discussion and Analysis—Compensation Overview—Equity Incentive Compensation” and “—Compensation Discussion and Analysis—Compensation Overview—Chief Executive Officer of GCI Holdings Compensation—Mr. Duncan—Equity Incentive Compensation.”

(3)
The grant date fair value of the Maffei 2019 Term Options and Wilm Options have been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 14 to our consolidated financial statements for the year ended December 31, 2019 (which are included in our 2019 Form 10-K).

(4)
Messrs. Maffei, Rosenthaler, Baer and Carleton joined our company in March 2018.

(5)
Mr. Wendling was promoted to the Principal Financial Officer role at our company in July 2019, and the Chief Accounting Officer role at our company in January 2020, and is a named executive officer of our company for the first time. His compensation for 2018 and 2017 has been omitted in reliance upon the SEC’s interpretive guidance.

(6)
Ms. Wilm assumed the role of Chief Legal Officer of our company effective September 23, 2019.

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(7)
The “All Other Compensation” amounts reported for Mr. Duncan consisted of:

Year	GCI 401(k) Plan ($)(a)	Board Fees ($)	Personal Airplane Usage ($)	Life Insurance Premiums ($)	Use of Company Retreat Facilities ($)(b)	Total ($)
2019	19,000	n/a	6,238	730	81,000	106,968
2018	18,500	32,500	—	762	57,000	108,762
2017	18,000	65,000	—	—	44,840	127,840
(a)
Represents matching contributions by our company and Old GCI Liberty under the GCI 401(k) Plan, which were made to each of Old GCI Liberty’s full-time employees with over one year of service. During 2019, 2018 and 2017, the match was based upon the lesser of  $19,000, $18,500 and $18,000, respectively, or 10% of the employee’s salary and the total of the employee’s pre-tax and post-tax contributions to the plan.

(b)
The allocated cost of using our company’s remote fishing retreat for personal guests or family members.

(8)
Mr. Carleton became a Senior Advisor of our company and was no longer Chief Financial Officer of our company effective July 1, 2019.

Pay Ratio Disclosure
We are providing the following information about the relationship of the median annual total compensation of our employees and our chief executive officer’s total compensation for 2019 pursuant to the SEC’s pay ratio disclosure rules set forth in Item 402(u) of Regulation S-K. We believe our pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s pay ratio disclosure rules. However, because these rules provide flexibility in determining the methodology, assumptions and estimates used to determine pay ratios and the fact that workforce composition issues differ significantly between companies, our pay ratio may not be comparable to the pay ratios reported by other companies.
To identify our median employee, we first determined our employee population as of December 31, 2019 (the determination date), which consisted of employees located in the U.S. representing all full-time, part-time, seasonal and temporary employees employed by our company and our consolidated subsidiaries, GCI Holdings and Evite, Inc. (Evite), on that date. Using information from our payroll records and Form W-2s, we then measured each employee’s gross wages for calendar year 2019, consisting of base salary, commissions, actual bonus payments, long-term incentive cash payments, if any, realized equity award value and taxable fringe benefits. We did not annualize the compensation of employees who were new hires or took a leave of absence in 2019. Also, we did not annualize the compensation of our temporary or seasonal employees. In addition, we did not make any cost-of-living adjustments to the gross wages information.
Once we identified our new median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determined the total compensation of our named executive officers for purposes of the Summary Compensation Table above. The ratio of our chief executive officer’s total annual compensation to that of the new median employee was as follows:
Chief Executive Officer Total Annual Compensation	$3,857,811
Median Employee Total Annual Compensation	$72,830
Ratio of Chief Executive Officer to Median Employee Total Annual Compensation	53:1
Executive Compensation Arrangements
Gregory B. Maffei
Legacy Maffei Awards
In connection with the completion of the Transactions, Mr. Maffei’s option awards to purchase shares of LVNT stock, including his December 2014 grant of term options to purchase shares of Series B Liberty Ventures common stock (LVNTB) from Qurate Retail, were adjusted pursuant to the anti-dilution provisions of the various incentive plans under which these awards were granted, such that his options to purchase LVNT stock were exchanged for options to purchase an equivalent number of shares of the corresponding series of our common stock (collectively, the Legacy Maffei Awards).
In the event of a change in control prior to Mr. Maffei’s termination, all of the Legacy Maffei Awards will remain exercisable until the end of the term. If Mr. Maffei had been terminated for cause prior to December 31, 2019 (without
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a prior change in control occurring), then all vested Legacy Maffei Awards would have expired on the 90th day following such termination. In all other events of termination or if Mr. Maffei has not been terminated prior to December 31, 2019, all vested Legacy Maffei Awards would have expired at the end of the term.
2019 Maffei Employment Agreement
As described above in “Changes for 2020—Amendment to Services Agreement in Connection with 2019 Maffei Employment Agreement,” Liberty Media entered into the 2019 Maffei Employment Agreement with Mr. Maffei, effective December 13, 2019. The arrangement provides for a five year employment term beginning January 1, 2020 and ending December 31, 2024, with an annual base salary of  $3 million (with no contracted increase) and a one-time cash commitment bonus of  $5 million, an annual target cash performance bonus equal to $17 million (with payment subject to the achievement of one or more performance metrics as determined by the applicable company’s compensation committee with respect to its allocable portion), upfront equity awards (with an aggregate grant date fair value of  $90 million to be granted in two equal tranches) and annual equity awards with an aggregate target grant date fair value of  $17.5 million.
Liberty Media paid Mr. Maffei his $5 million cash commitment bonus in 2019, and we were responsible for reimbursing Liberty Media for our allocable portion (currently 14.0%).
Our company’s portion of the first tranche of the upfront equity awards is the Maffei 2019 Term Options that were granted in March 2020. The Maffei 2019 Term Options vest on December 31, 2023, subject to Mr. Maffei’s continued employment, except as described below. The second tranche of the upfront equity awards will be granted on or before December 15, 2020, subject to Mr. Maffei’s continued employment on such date or the earlier occurrence of a termination of employment due to death, disability, by the issuing company without cause or by Mr. Maffei for good reason, and is expected to consist of stock options to purchase GLIBA shares (the Maffei 2020 Term Options). The Maffei 2020 Term Options will vest on December 31, 2024, subject to Mr. Maffei’s continued employment, except as described below.
Termination Payments and Benefits
Mr. Maffei will be entitled to the following payments and benefits from Liberty Media (with Liberty Media being reimbursed by our company for our allocated portion of the severance benefits pursuant to the amended services agreement) if his employment is terminated at Liberty Media under the circumstances described below, subject to the execution of releases by Liberty Media and Mr. Maffei in a form to be mutually agreed. The following discussion also summarizes the termination payments and benefits that Mr. Maffei would be entitled to if his services are terminated at our company under the scenarios described below.
Termination by Liberty Media without Cause or by Mr. Maffei for Good Reason. If Mr. Maffei’s employment is terminated by Liberty Media without cause (as defined in the 2019 Maffei Employment Agreement) or if Mr. Maffei terminates his employment for good reason (as defined in the 2019 Maffei Employment Agreement) on or after January 1, 2020, he is entitled to the following: (i) his accrued base salary, any accrued but unpaid bonus for the prior completed year, any unpaid expense reimbursements and any amounts due under applicable law; (ii) a severance payment of two times his base salary during the year of his termination to be paid in equal installments over 24 months; (iii) fully vested shares with an aggregate grant date fair value of  $35 million consisting of shares of the applicable series of common stock from Liberty Media, Qurate Retail, Liberty Broadband, Liberty TripAdvisor and us; (iv) full vesting of his upfront equity awards (including the grant and full vesting of the second tranche of Mr. Maffei’s upfront equity awards if the termination occurs before they have been granted) and full vesting of the annual equity awards for the year in which the termination occurs (including the grant and full vesting of such annual equity awards if the termination occurs before they have been granted); (v) lump sum cash payment of two times the average annual cash performance bonus paid for the two calendar years ending prior to the termination, but in no event less than two times his target annual cash performance bonus of  $17 million, with (subject to certain exceptions) up to 25% of such amount payable in shares of the applicable series of common stock from Liberty Media, Qurate Retail, Liberty Broadband, Liberty TripAdvisor and us; (vi) a lump sum cash payment equal to the greater of (x) $17 million and (y) the annual cash performance bonus otherwise payable for the year of termination, in each case, prorated based on the number of days that have elapsed within the year of termination (including the date of termination), with (subject to certain exceptions) up to 25% of such amount payable in shares of the applicable series of common stock from Liberty Media, Qurate Retail, Liberty Broadband, Liberty TripAdvisor and us; and (vii) continued use for 12 months after such termination of certain services and perquisites provided by Liberty Media, including continued use of Liberty’s aircraft (collectively, the severance benefits).
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Termination at our Company by our Company without Cause or by Mr. Maffei for Good Reason. In addition, if Mr. Maffei’s services at our company are terminated by us without cause (as defined in the 2019 Maffei Employment Agreement) or by Mr. Maffei for good reason (as defined in the 2019 Maffei Employment Agreement) after January 1, 2020, he will be entitled to full vesting of the upfront equity awards and the annual equity awards, in each case, granted by us for the year of his termination, and if Mr. Maffei remains employed by Liberty Media at or following the date of termination of his services to our company, he will also be entitled to payment of our allocated portion of the annual cash performance bonus for the year, prorated for the portion of the calendar year in which Mr. Maffei served as an officer of our company. Other than as described above, no severance benefits will be due to Mr. Maffei if he remains employed by Liberty Media at or following the date of termination of his services to our company.
Termination by Reason of Death or Disability. In the event of Mr. Maffei’s death or disability, he will be entitled to the same payments and benefits as if his services to us had been terminated by us without cause or by Mr. Maffei for good reason.
For Cause Termination at our Company. In the event Mr. Maffei’s services to our company are terminated by us for cause, he will forfeit any unvested portion of the upfront equity awards granted by us, and if the termination for cause occurs before December 31 of the relevant grant year, Mr. Maffei will forfeit our allocated portion of the annual cash performance bonus and all of the annual equity awards granted by our company for that grant year. If Mr. Maffei’s services are terminated by our company (including for cause) after December 31 of the relevant grant year, but prior to the date on which our compensation committee certifies achievement of the performance metric for our performance-based restricted stock units for the grant year, the award will remain outstanding until such date and will vest to the extent determined by our compensation committee.
Voluntary Termination at our Company without Good Reason. If Mr. Maffei voluntarily terminates the services he provides to us without good reason on or after January 1, 2020, he will be entitled to pro rata vesting of the upfront equity awards granted by our company (based on the number of days that have elapsed from the grant date and a four-year vesting period), pro rata vesting of his annual equity awards for the year of termination granted by us (based on the elapsed number of days in the calendar year of termination) and a pro rata payment of our allocated portion of his annual cash performance bonus of  $17 million (based upon the elapsed number of days in the calendar year of termination). Any performance-based restricted stock units for the year of termination that are unvested on the date of termination will remain outstanding until the performance criteria is determined and will vest pro rata (based upon the elapsed number of days in the calendar year of termination) to the extent determined by our compensation committee (at a level not less than 100% of the target award). Other than as described above, no severance benefits will be due to Mr. Maffei if he remains employed by Liberty Media at or following the date of termination of his services to us.
Ronald A. Duncan
On June 24, 2019, our compensation committee approved preliminary, non-binding terms of the 2019 Duncan Employment Arrangement, which describes terms that would apply from January 1, 2018 through December 31, 2022, once legally formalized and executed, as summarized below.
Base Salary. The 2019 Duncan Employment Arrangement provides for an annual base salary of  $990,000.
Annual Cash and Equity Incentive Compensation. Mr. Duncan would be eligible to receive annual target cash incentive compensation of  $1,252,741 (Duncan Annual Target Cash IC or Duncan Cash IC) for 2019 through 2022 and annual grants of RSUs with a target grant value of  $626,371 (Duncan Annual Target Equity IC or Duncan Equity IC) for 2019 through 2022.
Each of the Duncan Cash IC and Duncan Equity IC would be subject to the achievement of annual performance metrics and an EBITDA growth target to be established by our compensation committee annually, with 20% of the Duncan Cash IC and Duncan Equity IC tied to the achievement of the EBITDA growth target.
Perquisites and Other Benefits. Mr. Duncan would be eligible to participate in all health, welfare and retirement plans that are generally available to other similarly situated executives of GCI Holdings. The current terms of Mr. Duncan’s personal aircraft use, as described in the “Certain Relationships and Related Transactions—Duncan Leases—Duncan Aircraft Usage Arrangement” section of the proxy statement, would remain in effect. In addition, Mr. Duncan may also access our remote fishing retreat (the retreat) for occasional personal use and would be given limited contract rights to purchase the retreat at fair market value. Mr. Duncan also would receive certain post-employment benefits for 10 years, such as paid health insurance premiums, continued access to the retreat and
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continued ability to purchase the retreat on the same terms as described above. Mr. Duncan also would be provided office space and IT support for 10 years post-employment.
Termination without “Cause” or for “Good Reason.” If, prior to January 1, 2023 (regardless of whether a change of control has occurred), Mr. Duncan’s employment is terminated by him for “good reason” or by our company without “cause”, then Mr. Duncan would receive (i) cash severance equal to the sum of  (A) the Duncan Annual Target Cash IC and the Duncan Annual Target Equity IC for the year in which his termination occurs (prorated based on his employment during the year) and (B) the greater of  (1) the sum of his base salary, the Duncan Annual Target Cash IC and the Duncan Annual Target Equity IC for the period beginning on the termination date and ending on December 31, 2020 or (2) the sum of his base salary, the Duncan Annual Target Cash IC and the Duncan Annual Target Equity IC for the year of termination; (ii) prorated vesting of his December 2018 multi-year RSU grant based on a period beginning on January 1, 2018 and ending on the date that is 12 months following the date of his termination, provided, however, that at least 60% of the aggregate number of RSUs subject to his December 2018 multi-year RSU grant will vest or must have previously vested on or prior to such termination. As a condition to his receipt of any cash severance payments as a result of his termination, Mr. Duncan must execute a release in favor of our company in accordance with the terms of his compensation arrangement.
Death or Disability. In the event of Mr. Duncan’s death or disability, all of his unvested Duncan Annual Target Equity IC and any unvested portion of his December 2018 multi-year RSU grant would vest at termination. Mr. Duncan would not be entitled to any cash severance in the event of his death or disability.
Termination for “Cause” or without “Good Reason.” If Mr. Duncan terminates his employment without “good reason” or if his employment is terminated by our company for “cause,” he will not receive any severance and he will forfeit any unvested Duncan Annual Target Equity IC and any unvested portion of his December 2018 multi-year RSU grant.
Post-Termination Obligations. Mr. Duncan will be subject to certain confidentiality, non-competition and non-solicitation obligations following his termination under the 2019 Duncan Employment Arrangement.
Equity Incentive Plans
2018 Incentive Plan
The 2018 incentive plan is administered by the compensation committee of our board of directors, other than awards granted to nonemployee directors which may be administered by our full board of directors or the compensation committee. The 2018 incentive plan is designed to provide additional remuneration to officers, employees, nonemployee directors and independent contractors for service to our company and to encourage those persons’ investment in our company. Non-qualified stock options, stock appreciation rights (SARs), restricted shares, restricted stock units, cash awards, performance awards or any combination of the foregoing may be granted under the 2018 incentive plan (collectively, incentive plan awards).
As of December 31, 2019, (i) the maximum number of shares of our common stock with respect to which incentive plan awards may be issued under the 2018 incentive plan is 8 million, subject to anti-dilution and other adjustment provisions of the 2018 incentive plan, and (ii) with limited exceptions, no person may be granted in any calendar year incentive plan awards covering more than 1.5 million shares of our common stock under the 2018 incentive plan (subject to anti-dilution and other adjustment provisions of the 2018 incentive plan) nor may any person receive under the 2018 incentive plan payment for cash incentive plan awards during any calendar year in excess of  $10 million, and no nonemployee director may be granted during any calendar year incentive plan awards having a value (as determined on the grant date of such award) in excess of  $3 million. Shares of our common stock issuable pursuant to incentive plan awards made under the existing incentive plans are made available from either authorized but unissued shares or shares that have been issued but reacquired by our company. The 2018 incentive plan has a five year term.
GCI Liberty Transitional Stock Adjustment Plan
In connection with the Transactions, new equity incentive awards with respect to our common stock (new GCI Liberty awards) were issued in connection with adjustments made to outstanding equity incentive awards with respect to shares of Qurate Retail’s Liberty Ventures common stock which had been granted to various directors, officers and employees and consultants of Qurate Retail and certain of its subsidiaries pursuant to the various stock incentive plans administered by the Qurate Retail board of directors or the compensation committee thereof. These new GCI Liberty awards were issued pursuant to the GCI Liberty, Inc. Transitional Stock Adjustment Plan
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(the transitional plan), which governs the terms and conditions of the new GCI Liberty awards but cannot be used to make any additional grants following the Transactions.
Grants of Plan-Based Awards
The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2019 to the named executive officers.
Name	Grant Date	Committee Action Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(1)	Maximum (#)
Gregory B. Maffei
GLIBB	03/06/2019(2)		—	—	—	—	51,429	—	—	—	—	2,765,852
GLIBB	05/13/2019	03/06/2019(3)	—	—	—	—	—	—	—	21,457(4)	58.11	391,959
Brian J. Wendling
GLIBA	03/06/2019(2)		—	—	—	—	1,577	—	—	—	—	84,811
Albert E. Rosenthaler
GLIBA	03/06/2019(2)		—	—	—	—	3,600	—	—	—	—	193,608
Renee L. Wilm
GLIBA	11/14/2019	11/01/2019(2)	—	—	—	—	629	—	—	—	—	46,301
GLIBA	11/14/2019	11/01/2019(5)	—	—	—	—	—	—	—	31,209(6)	73.61	567,785
Ronald A. Duncan
	06/24/2019(2)		—	1,252,741	—	—	—	—	—	—	—	—
GLIBA	03/06/2019(2)		—	—	—	—	11,920	—	—	—	—	641,058
GLIBA	03/06/2019		—	—	—	—	—	—	4,654(7)	—	—	250,292
Richard N. Baer
GLIBA	03/06/2019(2)		—	—	—	—	4,821	—	—	—	—	259,273
Mark D. Carleton
GLIBA	03/06/2019(2)		—	—	—	—	3,600	—	—	—	—	193,608
(1)
The terms of each of the 2019 RSUs and Duncan 2019 RSUs do not provide for a threshold amount that would be payable upon satisfaction of the performance criteria established by the compensation committee. The amounts in the Target column represent the target amount that would have been payable to the award holder assuming our compensation committee determined not to reduce such payout after considering the performance of each named executive officer and, in the case of Mr. Duncan, additional financial metrics as described above. For the actual 2019 RSUs and Duncan 2019 RSUs that vested, see “—Compensation Discussion and Analysis—Compensation Overview—Equity Incentive Compensation” and “—Compensation Discussion and Analysis—Compensation Overview—Chief Executive Officer of GCI Holdings Compensation—Mr. Duncan—Equity Incentive Compensation.”

(2)
Reflects the date on which our compensation committee established the terms of the 2019 RSUs, Mr. Duncan’s 2019 performance-based bonus program and the Duncan 2019 RSUs, as described under “—Compensation Discussion and Analysis—Compensation Overview—Equity Incentive Compensation,” “—Compensation Discussion and Analysis—Compensation Overview—Chief Executive Officer of GCI Holdings Compensation—Mr. Duncan—2019 Performance-based Bonus” and “—Compensation Discussion and Analysis—Compensation Overview—Chief Executive Officer of GCI Holdings Compensation—Mr. Duncan—Equity Incentive Compensation.”

(3)
Reflects the date on which our compensation committee established the terms of Mr. Maffei’s 2019 stock option award, as described under “—Compensation Discussion and Analysis—Compensation Overview—Equity Incentive Compensation.”

(4)
Vested in full on May 13, 2019.

(5)
Reflects the date on which our compensation committee established the terms of the Wilm Options, as described under “—Compensation Discussion and Analysis—Compensation Overview—Equity Incentive Compensation.”

(6)
Vests 50% on September 23, 2022 and 50% on September 23, 2023.

(7)
Vested in full on March 8, 2019.

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Outstanding Equity Awards at Fiscal Year-End
The following table contains information regarding unexercised options and unvested awards of restricted stock and RSUs which were outstanding as of December 31, 2019 and held by the named executive officers (with the exception of Richard N. Baer, who had no outstanding equity awards as of December 31, 2019).
	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory B. Maffei
Option Awards
GLIBA	108,557	—	—	55.96	12/26/2024	—	—	—	—
GLIBB	637,561	—	—	56.38	12/24/2021	—	—	—	—
GLIBB	64,732	—	—	56.38	03/31/2022	—	—	—	—
GLIBB	119,545	—	—	56.38	03/29/2023	—	—	—	—
GLIBB	258,724	—	—	56.38	05/11/2024	—	—	—	—
GLIBB	143,044	—	—	54.01	03/05/2025	—	—	—	—
GLIBB	21,457	—	—	58.11	03/06/2026	—	—	—	—
RSU Award
GLIBB	—	—	—	—	—	—	—	51,429(1)	3,811,403
Brian J. Wendling
Option Award
GLIBA	6,973	—	—	39.17	05/12/2022	—	—	—	—
GLIBA	8,300	8,302(2)	—	39.17	05/12/2023	—	—	—	—
RSU Award
GLIBA	—	—	—	—	—	—	—	1,577(1)	111,730
Albert E. Rosenthaler
Option Awards
GLIBA	12,232	—	—	55.96	03/04/2022	—	—	—	—
GLIBA	5,002	—	—	55.96	03/04/2022	—	—	—	—
GLIBA	16,645	16,645(2)	—	55.96	03/04/2023	—	—	—	—
GLIBA	4,208	—	—	55.96	12/26/2024	—	—	—	—
RSU Award
GLIBA	—	—	—	—	—	—	—	3,600(1)	255,060
Stock Award
GLIBA	—	—	—	—	—	3,711(2)	262,924	—	—
Renee L. Wilm
Option Award
GLIBA	—	31,209(3)	—	73.61	11/14/2026	—	—	—	—
RSU Award
GLIBA	—	—	—	—	—	—	—	629(1)	44,565
Ronald A. Duncan
RSU Awards
GLIBA	—	—	—	—	—	56,134(4)	3,977,094	—	—
GLIBA	—	—	—	—	—	—	—	11,920(1)	844,532
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	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark D. Carleton
Option Awards
GLIBA	12,232	—	—	55.96	03/04/2022	—	—	—	—
GLIBA	5,002	—	—	55.96	03/04/2022	—	—	—	—
GLIBA	16,645	16,645(2)	—	55.96	03/04/2023	—	—	—	—
GLIBA	3,199	—	—	55.96	12/26/2024	—	—	—	—
RSU Award
GLIBA	—	—	—	—	—	—	—	3,600(1)	255,060
Stock Award
GLIBA	—	—	—	—	—	3,711(2)	262,924	—	—
(1)
Represents the target number of 2019 RSUs that each of Messrs. Maffei, Wendling, Rosenthaler, and Carleton and Ms. Wilm could earn based on our performance in 2019, as well as the target number of Duncan 2019 RSUs that Mr. Duncan could earn based on performance during 2019.

(2)
Vests on December 31, 2020.

(3)
Vests 50% on September 23, 2022 and 50% on September 23, 2023.

(4)
Vests on January 5, 2023.

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Option Exercises and Stock Vested
The following table sets forth information concerning the exercise of vested options and the vesting of restricted stock or RSUs held by our named executive officers (with the exception of Ms. Wilm, who had no exercises of vested options or vesting of RSUs), in each case, during the year ended December 31, 2019.
	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)(1)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)
Gregory B. Maffei
GLIBA	765,441	11,052,968	—	—
GLIBB	—	—	82,842	—(2)
GLIBP	—	—	—	—
Brian J. Wendling
GLIBA	12,935	520,375	1,364	73,356
GLIBB	—	—	—	—
GLIBP	—	—	—	—
Albert E. Rosenthaler
GLIBA	22,669	90,449	6,825	167,471(2)
GLIBB	—	—	—	—
GLIBP	—	—	—	—
Ronald A. Duncan
GLIBA	—	—	9,642	603,739
GLIBB	—	—	—	—
GLIBP	—	—	1,583	41,443
Richard N. Baer
GLIBA	2,659	46,533	16,818	453,173(2)
GLIBB	—	—	—	—
GLIBP	—	—	—	—
Mark D. Carleton
GLIBA	9,985	47,329	6,825	167,471(2)
GLIBB	—	—	—	—
GLIBP	—	—	—	—
(1)
Includes shares withheld in payment of withholding taxes at election of holder.

(2)
On December 26, 2017 (the Grant Date), to effect Qurate Retail’s 2017 option modification program, Qurate Retail’s compensation committee approved the acceleration of each unvested in-the-money option to acquire shares of its Series A Qurate Retail common stock (QRTEA), LVNTB and Series A Liberty Ventures common stock (LVNTA) held by certain of its and its subsidiaries’ officers (collectively, the Eligible Optionholders), including Messrs. Maffei, Rosenthaler, Baer and Carleton who are named executive officers of our company and were named executive officers of Qurate Retail on the Grant Date. Following this acceleration, also on the Grant Date, each Eligible Optionholder exercised, on a net settled basis, substantially all of his or her outstanding in-the-money vested and unvested options to acquire QRTEA, Series B Qurate Retail common stock, LVNTA or LVNTB shares (the Eligible Options) and with respect to each unvested Eligible Option, each Eligible Optionholder acquired LVNTA shares (or, in Mr. Maffei’s case, LVNTB shares) which have a vesting schedule identical to that of the unvested Eligible Option (the New Shares). In connection with the Transactions, new equity incentive awards with respect to our common stock were issued in connection with adjustments made to outstanding equity incentive awards with respect to shares of Qurate Retail’s Liberty Ventures common stock, including the New Shares.

The Value column below represents the value related to awards with respect to GLIBB held by Mr. Maffei and GLIBA held by Messrs. Rosenthaler, Baer and Carleton that were subject to continued vesting requirements as of the Grant Date, but which vested during the twelve months ended December 31, 2019. Such value was realized by Messrs. Maffei, Rosenthaler, Baer and Carleton in 2017 and therefore included in Qurate Retail’s proxy statement relating to its 2018 annual meeting of stockholders under “—Option Exercises and Stock Vested.”
GCI LIBERTY, INC.  2020 PROXY STATEMENT | 39

Name	Number of shares acquired upon lapse of restriction (#)	Value ($)
Gregory B. Maffei	82,842	8,743,322
Albert E. Rosenthaler	3,711	388,780
Richard N. Baer	9,031	473,060
Mark D. Carleton	3,711	388,780
Potential Payments Upon Termination or Change in Control
The following table sets forth the potential payments to our named executive officers, other than Mr. Baer, if their employment had terminated or a change in control had occurred, in each case, as of December 31, 2019. In the event of such a termination or change in control, the actual amounts may be different due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.
The amounts provided in the tables are based on the closing market prices on December 31, 2019 for our GLIBA common stock and GLIBB common stock, which were $70.85 and $74.11, respectively. The value of the restricted stock and RSUs shown in the table is based on the applicable closing market price and the number of shares and RSUs unvested. The value of the options shown in the table is based on the spread between the exercise price of the award and the applicable closing price. Because the exercise price of Wilm Options was more than the closing market price of GLIBA shares on December 31, 2019, this option award has been excluded from the discussion and table below.
The circumstances giving rise to these potential payments and a brief summary of the provisions governing their payout are described below and in the footnotes to the table (other than those described under “—Executive Compensation Arrangements,” which are incorporated by reference herein):
Voluntary Termination
Messrs. Maffei, Wendling, Rosenthaler and Carleton hold equity awards that were issued under the transitional plan, and all of the named executive officers hold equity awards that were issued under the 2018 incentive plan. Under these plans and the related award agreements, in the event of a voluntary termination of his or her employment with our company, each named executive officer would typically only have a right to the equity grants that vested prior to his or her termination date. However, if Mr. Maffei had voluntarily terminated his employment as of December 31, 2019, his Maffei 2019 RSUs would have remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee. Additionally, vesting of 75% of Mr. Baer’s 2019 RSUs was accelerated following his departure from our company in September 2019, and the value realized upon such vesting is reflected in “—Option Exercises and Stock Vested” above. Each of Messrs. Wendling, Rosenthaler, Duncan and Carleton and Ms. Wilm would have forfeited any unvested equity awards that were issued under the transitional plan and 2018 incentive plan if he or she had voluntarily terminated his or her employment as of December 31, 2019. Other than as described above, no severance benefits would have been due to Mr. Maffei upon a voluntary termination during 2019. Other than as described above, Mr. Baer did not receive any severance benefits upon his departure from our company. Messrs. Wendling, Rosenthaler, Duncan and Carleton and Ms. Wilm are not entitled to any severance payments or other benefits upon a voluntary termination of his or her employment. The foregoing discussion assumes that the named executive officer voluntarily terminated his or her respective employment without good reason. See “—Termination Without Cause or for Good Reason” below for a discussion of potential payments and benefits upon a named executive officer’s voluntary termination of his employment for good reason.
Termination for Cause
All outstanding equity grants constituting options, whether unvested or vested but not yet exercised, and all equity grants constituting unvested restricted shares and RSUs under the existing incentive plans would typically be forfeited by any named executive officer (other than Mr. Maffei in the case of equity grants constituting vested options or similar rights) who is terminated for “cause.” However, if Mr. Maffei’s employment had been terminated for cause as of December 31, 2019, his Maffei 2019 RSUs would have remained outstanding until any performance criteria had been determined to have been met or not and would vest to the extent determined by the compensation committee. The existing incentive plans, which govern the awards unless there is a different definition in the applicable award agreement, define “cause” as insubordination, dishonesty, incompetence, moral turpitude, other misconduct
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EXECUTIVE COMPENSATION
of any kind and the refusal to perform duties and responsibilities for any reason other than illness or incapacity; provided that, if such termination is within 12 months after a change in control (as described below), “cause” means a felony conviction for fraud, misappropriation or embezzlement. With respect to Mr. Maffei’s equity grants, “cause” means (i) Mr. Maffei’s willful failure to follow the lawful instructions of the board of directors of our company; (ii) the commission by Mr. Maffei of any fraud, misappropriation or misconduct that causes demonstrable material injury to our company or its subsidiaries; (iii) Mr. Maffei’s conviction of, or plea of guilty or nolo contendere to, a felony; or (iv) Mr. Maffei’s failure to comply in any material respect with any written agreement between him and our company or any of our subsidiaries if such failure causes demonstrable material injury to our company or any of our subsidiaries, except that Mr. Maffei is entitled to certain procedural and cure rights relating to a termination for cause, except in the case of a termination for cause based on a felony conviction.
Termination Without Cause or for Good Reason
As of December 31, 2019, Mr. Maffei’s unvested equity awards consisted of the Maffei 2019 RSUs. If Mr. Maffei’s employment had been terminated by our company without cause or by him for good reason as of December 31, 2019, his Maffei 2019 RSUs would have remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee. Mr. Maffei would not have been entitled to any severance pay or other benefits from our company upon a termination of his employment by our company without cause or by Mr. Maffei for good reason, assuming a termination date as of December 31, 2019.
As of December 31, 2019, Mr. Wendling’s unvested equity awards consisted of options to purchase LVNT shares (LVNT Options) granted on May 12, 2015 by Qurate Retail, which were converted into options to purchase GLIBA shares (the Legacy Wendling Award) in connection with the Transactions and his 2019 RSUs. As of December 31, 2019, Mr. Carleton’s and Mr. Rosenthaler’s unvested equity awards consisted of LVNT Options granted on March 4, 2015 by Qurate Retail (as modified or replaced pursuant to Qurate Retail’s 2017 option modification program), which were converted into options to purchase GLIBA shares and a restricted stock award with respect to GLIBA shares (respectively, the Legacy Carleton Awards and the Legacy Rosenthaler Awards and, together with the Legacy Wendling Award, the Legacy Awards) in connection with the Transactions and their 2019 RSUs. The Legacy Wendling Award, Legacy Carleton Awards and Legacy Rosenthaler Awards provide for vesting upon a termination of employment by our company without cause of those awards that would have vested during the 12-month period following the termination date if such person had remained an employee, plus a pro rata portion of the remaining unvested awards based on the portion of the vesting period elapsed through the termination date. The 2019 RSUs held by these officers would have remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee if these officers had been terminated without cause as of December 31, 2019. Messrs. Wendling, Rosenthaler and Carleton are not entitled to any severance pay or other benefits upon a termination without cause.
As of December 31, 2019, the only unvested equity awards of Ms. Wilm (other than the Wilm Options) were her 2019 RSUs. Her 2019 RSUs would have remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee if she had been terminated without cause as of December 31, 2019. The Wilm Options provide for vesting upon a termination of employment without cause of those options that would have vested during the 12-month period following the termination date if she had remained an employee, plus a pro rata portion of the remaining unvested options based on the portion of the vesting period elapsed through the termination date. Ms. Wilm is not entitled to any severance pay or other benefits upon a termination without cause.
As of December 31, 2019, Mr. Duncan’s unvested equity awards consisted of his December 2018 multi-year RSU grant and his Duncan 2019 RSUs. Upon a termination by our company without cause or by him for good reason as of December 31, 2019, his December 2018 multi-year RSU grant would have been subject to partial acceleration. In addition, the Duncan 2019 RSUs would have remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee.
Death
In the event of death of any of the named executive officers as of December 31, 2019, the existing incentive plans and applicable award agreements would have provided for vesting in full of any outstanding options and the lapse of restrictions on any restricted shares and RSU awards. None of our named executive officers would have been
GCI LIBERTY, INC.  2020 PROXY STATEMENT | 41

entitled to any severance pay or other benefits from our company if he or she had died while employed by our company, assuming a termination date as of December 31, 2019.
Disability
If the employment of any of the named executive officers had been terminated as of December 31, 2019 due to disability, which is defined in the existing incentive plans or applicable award agreements, such plans or agreements would have provided for vesting in full of any outstanding options and the lapse of restrictions on any restricted shares and RSU awards. None of our named executive officers were entitled to any severance pay or other benefits from our company upon a termination of his or her employment due to disability, assuming a termination date as of December 31, 2019.
Change in Control
In case of a change in control, the incentive plans provide for vesting in full of any outstanding options and the lapse of restrictions on any restricted share and RSU awards held by the named executive officers. A change in control is generally defined as:
•
The acquisition by a non-exempt person (as defined in the incentive plans) of beneficial ownership of at least 20% of the combined voting power of the then outstanding shares of our company ordinarily having the right to vote in the election of directors, other than pursuant to a transaction approved by our board of directors.

•
The individuals constituting our board of directors over any two consecutive years cease to constitute at least a majority of the board, subject to certain exceptions that permit the board to approve new members by approval of at least two-thirds of the remaining directors.

•
Any merger, consolidation or binding share exchange that causes the persons who were common stockholders of our company immediately prior thereto to lose their proportionate interest in the common stock or voting power of the successor or to have less than a majority of the combined voting power of the then outstanding shares ordinarily having the right to vote in the election of directors, the sale of substantially all of the assets of the company or the dissolution of the company.

In the case of a change in control described in the last bullet point, our compensation committee may determine not to accelerate the existing equity awards of the named executive officers if equivalent awards will be substituted for the existing awards. For purposes of the tabular presentation below, we have assumed that our named executive officers’ existing unvested equity awards would vest in full in the case of a change in control described in the last bullet.
Benefits Payable Upon Termination or Change in Control
Name	Voluntary Termination Without Good Reason ($)	Termination for Cause ($)	Termination Without Cause or for Good Reason ($)	Death ($)	Disability ($)	After a Change in Control ($)
Gregory B. Maffei
Options	23,993,274(1)	23,993,274(1)	23,993,274(2)	23,993,274(3)	23,993,274(3)	23,993,274(3)
RSUs	3,811,403(4)	3,811,403(4)	3,811,403(2)	3,811,403(3)	3,811,403(3)	3,811,403(3)
Total	27,804,678	27,804,678	27,804,678	27,804,678	27,804,678	27,804,678
Brian J. Wendling
Options	483,849(1)	—(5)	746,856(2)	746,856(3)	746,856(3)	746,856(3)
RSUs	—(4)	—(4)	111,730(2)	111,730(3)	111,730(3)	111,730(3)
Total	483,849	—	858,586	858,586	858,586	858,586
Albert E. Rosenthaler
Options	567,115(1)	—(5)	814,959(2)	814,959(3)	814,959(3)	814,959(3)
Restricted shares/RSUs	—(4)	—(4)	517,984(2)	517,984(3)	517,984(3)	517,984(3)
Total	567,115	—	1,332,944	1,332,944	1,332,944	1,332,944
Renee L. Wilm(6)
RSUs	—(4)	—(4)	44,565(2)	44,565(3)	44,565(3)	44,565(3)
Total	—	—	44,565	44,565	44,565	44,565

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Name	Voluntary Termination Without Good Reason ($)	Termination for Cause ($)	Termination Without Cause or for Good Reason ($)	Death ($)	Disability ($)	After a Change in Control ($)
Ronald A. Duncan
Severance	—	—	—	—	—	—
RSUs	—(4)	—(4)	2,386,228(2)	4,821,626(3)	4,821,626(3)	4,821,626(3)
Total	—	—	2,386,228	4,821,626	4,821,626	4,821,626
Mark D. Carleton
Options	552,091(1)	—(5)	799,935(2)	799,935(3)	799,935(3)	799,935(3)
Restricted shares/RSUs	—(4)	—(4)	517,984(2)	517,984(3)	517,984(3)	517,984(3)
Total	552,091	—	1,317,920	1,317,920	1,317,920	1,317,920

(1)
Based on the number of vested options held by the named executive officer as of December 31, 2019. For more information, see “Outstanding Equity Awards at Fiscal Year-End” table above.

(2)
Based on (i) the number of vested options held by the named executive officer as of December 31, 2019 (ii) the Legacy Wendling Award, Legacy Carleton Awards, Legacy Rosenthaler Awards and Mr. Duncan’s December 2018 multi-year RSU grant that would have vested upon a termination of employment by our company without cause as of December 31, 2019 and (iii) the number of unvested 2019 RSUs or Duncan 2019 RSUs, as applicable, held by the named executive officer at December 31, 2019, which 2019 RSUs or Duncan 2019 RSUs would have remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee. Based on 2019 performance, our compensation committee determined not to vest any of the Duncan 2019 RSUs and, therefore, no value for those awards is reflected in the table above. For more information, see “Outstanding Equity Awards at Fiscal Year-End” table above.

(3)
Based on the number of options, whether unvested or vested but not yet exercised, and unvested RSUs held by the named executive officer as of December 31, 2019. Also, if Mr. Maffei’s employment terminated due to death or disability as of December 31, 2019, his Maffei 2019 RSUs would have remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee. Upon a change in control, we have assumed for purposes of the tabular presentation above that the 2019 RSUs, the Legacy Awards, the Duncan 2019 RSUs and Mr. Duncan’s 2018 multi-year RSUs would have vested in full. For more information, see the “Outstanding Equity Awards at Fiscal Year-End” table above.

(4)
If Mr. Maffei’s employment had been terminated without good reason or for cause as of December 31, 2019, his Maffei 2019 RSUs would have remained outstanding until any performance criteria had been determined to have been met or not and would have vested to the extent determined by the compensation committee. Each of Messrs. Wendling, Rosenthaler, Duncan and Carleton and Ms. Wilm would have forfeited any unvested restricted stock awards and RSUs, including, as applicable, his or her 2019 RSUs and Duncan 2019 RSUs, if his or her employment had been terminated without good reason or for cause as of December 31, 2019.

(5)
Each of Messrs. Wendling, Rosenthaler and Carleton and Ms. Wilm would have forfeited all outstanding equity grants constituting options, whether unvested or vested but not yet exercised, if his or her employment had been terminated for cause as of December 31, 2019.

(6)
Because the exercise price of Wilm Options was more than the closing market price of GLIBA shares on December 31, 2019, this option award has been excluded from the table.

GCI LIBERTY, INC.  2020 PROXY STATEMENT | 43

DIRECTOR COMPENSATION
NONEMPLOYEE DIRECTORS
Director Fees
Each of our directors who is not an employee of our company is paid an annual fee for 2020 of  $159,000 (which, in 2019, was $156,000) (which we refer to as the director fee), of which $79,500 ($78,000 in 2019) is payable in cash and the balance is payable in RSUs or options to purchase shares of GLIBA. For service on our board in 2020 and 2019, each director was permitted to elect to receive $79,500 and $78,000, respectively, of his or her director fee in RSUs or options to purchase GLIBA shares. The awards issued to our directors with respect to their service on our board in 2020 were issued in December 2019. See “—Director RSU Grants” and “—Director Option Grants” below for information on the incentive awards granted in 2019 to the nonemployee directors.
Fees for service on our audit committee, compensation committee and nominating and corporate governance committee are the same for 2019 and 2020, with each member thereof receiving an additional annual fee of  $15,000, $10,000 and $10,000, respectively, for his or her participation on each such committee, except that the chairman of each such committee instead receives an additional annual fee of  $25,000, $15,000 and $15,000, respectively, for his or her participation on that committee. The cash portion of the director fees and the fees for participation on committees are payable quarterly in arrears.
Equity Incentive Plans
Awards granted to our nonemployee directors under the 2018 incentive plan are administered by our board of directors or our compensation committee. Our board of directors has full power and authority to grant nonemployee directors the awards described below and to determine the terms and conditions under which any awards are made. The 2018 incentive plan is designed to provide our nonemployee directors with additional remuneration for services rendered, to encourage their investment in our common stock and to aid in attracting persons of exceptional ability to become nonemployee directors of our company. Our board of directors may grant non-qualified stock options, SARs, restricted shares, RSUs and cash awards or any combination of the foregoing under the 2018 incentive plan.
The maximum number of shares of our common stock with respect to which awards may be issued under the 2018 incentive plan is 8 million, subject to anti-dilution and other adjustment provisions of the respective plans. Under the 2018 incentive plan, no nonemployee director may be granted during any calendar year awards having a value determined on the date of grant in excess of  $3 million. Shares of our common stock issuable pursuant to awards made under the 2018 incentive plan are made available from either authorized but unissued shares or shares that have been issued but reacquired by our company.
Director RSU Grants
Pursuant to our director compensation policy described above and the 2018 incentive plan, we granted the following RSU awards in December 2019:
Name	GLIBA RSUs
Gregg L. Engles	1,145
Richard R. Green	1,145
Sue Ann Hamilton	1,145
The RSUs granted in December 2019 will vest on the first anniversary of the grant date, or on such earlier date that the grantee ceases to be a director because of death or disability and, unless our board of directors determines otherwise, will be forfeited if the grantee resigns or is removed from the board before the vesting date.
Director Option Grants
Pursuant to our director compensation policy described above and the 2018 incentive plan, we granted the following stock option award in December 2019 with respect to service on our board in 2019, which will become exercisable on December 4, 2020:
Name	# of GLIBA Options	Exercise Price ($)
Donne F. Fisher	3,904	69.60
44 | GCI LIBERTY, INC.  2020 PROXY STATEMENT

DIRECTOR COMPENSATION
Director Compensation Table
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
Gregg L. Engles	123,000	79,692	—	—	—	202,692
Donne F. Fisher	78,000	—	67,009	—	—	145,009
Richard R. Green	118,000	79,692	—	—	—	197,692
Sue Ann Hamilton	118,000	79,692	—	—	—	197,692
(1)
Gregory B. Maffei, who is a director of our company and a named executive officer, and John C. Malone, who is a director of our company, received no compensation for serving as directors of our company during 2019. Mr. Duncan’s director compensation for 2018 and 2017 is reflected in the “Summary Compensation Table” above.

(2)
The aggregate grant date fair values of options to purchase GLIBA shares granted to Mr. Fisher and the GLIBA RSUs granted to Mr. Engles, Dr. Green and Ms. Hamilton in December 2019 have been computed based on the closing price of GLIBA shares on the grant dates in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 14 to our consolidated financial statements for the year ended December 31, 2019 (which are included in the 2019 Form 10-K).

(3)
As of December 31, 2019, our directors (other than Messrs. Maffei and Duncan, whose equity awards are listed in “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” above) held the following equity awards:

	John C. Malone	Gregg L. Engles	Donne F. Fisher	Richard R. Green	Sue Ann Hamilton
Options(#)
GLIBA	—	—	13,704	—	—
RSUs(#)
GLIBA	—	1,145	—	1,145	1,145
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 31, 2019, with respect to shares of our common stock authorized for issuance under our equity compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
GCI Liberty, Inc. 2018 Omnibus Incentive Plan			7,374,153(1)
GLIBA	67,129	$60.71
GLIBB	21,457	$58.11
GLIBP	—	—
Equity compensation plans not approved by security holders:
GCI Liberty, Inc. Transitional Stock Adjustment Plan			—(2)
GLIBA	537,373	$47.17
GLIBB	1,223,606	$56.10
GLIBP	—	—
Total
GLIBA	604,502
GLIBB	1,245,063
GLIBP	—
			7,374,153

(1)
The 2018 incentive plan permits grants of, or with respect to, shares of any series of our common stock, subject to a single aggregate limit.

(2)
The GCI Liberty, Inc. Transitional Stock Adjustment Plan governs the terms and conditions of awards with respect to our common stock that were granted in connection with adjustments made to awards granted by Qurate Retail with respect to its Liberty Ventures common stock. As a result, no further grants are permitted under this plan.

GCI LIBERTY, INC.  2020 PROXY STATEMENT | 45

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Under our Code of Business Conduct and Ethics and Corporate Governance Guidelines, if a director or executive officer has an actual or potential conflict of interest (which includes being a party to a proposed “related party transaction” (as defined in Item 404 of Regulation S-K)), the director or executive officer should promptly inform the person designated by our board to address such actual or potential conflicts. No related party transaction may be effected by our company without the approval of the audit committee of our board or another independent body of our board designated to address such actual or potential conflicts.
Stanton Shareholdings, Registration Rights Agreement
As of December 31, 2017, John W. Stanton and Theresa E. Gillespie, husband and wife (collectively, Stantons), were significant shareholders of Old GCI Liberty’s Class B common stock, which had previously been quoted on the OTC Markets. As of that date, neither the Stantons nor the Stantons’ affiliates were Old GCI Liberty’s directors, officers, nominees for election as directors, or members of the immediate family of such directors, officers, or nominees. We are a party to a registration rights agreement (the Stanton Registration Rights Agreement) with the Stantons pursuant to which the Stantons have two demand registrations and incidental registration rights with respect to the Stantons’ GLIBA and GLIBP shares (and any securities issued in exchange thereof or in respect thereof) if Rule 144 is not available for the sale of such securities by the Stantons. The basic terms of the Stanton Registration Rights Agreement are as follows. If we propose to register any of our securities under the Securities Act of 1933, as amended (the Securities Act), for our own account or for the account of one or more of our shareholders, we must notify the Stantons of that intent. In addition, we must allow the Stantons an opportunity to include the holder’s shares (Stanton Registerable Shares) in that registration.
Under the Stanton Registration Rights Agreement, the Stantons also have the right, under certain circumstances, to require us to register all or any portion of the Stanton Registerable Shares under the Securities Act. The agreement is subject to certain limitations and restrictions, including our right to limit the number of Stanton Registerable Shares included in the registration. Generally, we are required to pay all registration expenses in connection with each registration of Stanton Registerable Shares pursuant to this agreement.
The Stanton Registration Rights Agreement specifically states we are not required to effect any registration on behalf of the Stantons regarding Stanton Registerable Shares if the request for registration covers an aggregate number of Stanton Registerable Shares having a market value of less than $1.5 million. The agreement further states we are not required to effect such a registration for the Stantons where we have at that point previously filed two registration statements with the SEC, or where the registration would require us to undergo an interim audit or prepare and file with the SEC sooner than otherwise required financial statements relating to the proposed transaction. Finally, the agreement states we are not required to effect such a registration when in the opinion of our legal counsel a registration is not required in order to permit resale under Rule 144 as adopted by the SEC pursuant to the Exchange Act.
The Stanton Registration Rights Agreement provides that the first demand for registration by the Stantons must be for no less than 15% of the total number of Stanton Registerable Shares. However, the Stantons may take the opportunity to require us to include the Stanton Registerable Shares as incidental to a registered offering proposed by us.
Duncan Leases
Old GCI Liberty entered into a long-term capital lease agreement in 1991 with the wife of Mr. Duncan, who was then serving as Old GCI Liberty’s Chief Executive Officer, for property occupied by it. The leased asset was capitalized in 1991 at the owner’s cost of  $900,000 and the related obligation was recorded. The lease agreement was amended in April 2008 and Old GCI Liberty’s existing capital lease asset and liability increased by $1.3 million to record the extension of this capital lease. The amended lease terminates on September 30, 2026. The property consists of a building presently occupied by us. Lease payments were $27,132 per month from January 2018 until September 2018, at which point they increased to $28,732 per month.
In January 2001, Old GCI Liberty entered into an aircraft operating lease agreement with a company owned by Old GCI Liberty’s Chief Executive Officer (the Aircraft Lessor) pursuant to which we lease an aircraft from the Aircraft Lessor. In 2001, Old GCI Liberty paid a deposit of  $1.5 million in connection with the lease. The deposit will be repaid to us no later than six months after the agreement terminates. Effective November 30, 2018, we entered into an
46 | GCI LIBERTY, INC.  2020 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
amendment to the aircraft lease, providing for a reduction in the rate from $132,000 per month to $40,000 per month. Our audit committee approved the entry into the lease amendment.
Duncan Aircraft Usage Arrangement
In 2019, we entered into a letter agreement with Mr. Duncan pursuant to which Mr. Duncan is entitled to 80 hours per year of personal flight time through the first to occur of  (i) the date that Mr. Duncan ceases to be employed by us and (ii) the date that we cease to own or lease any aircraft.
STOCKHOLDER PROPOSALS
This proxy statement relates to our annual meeting of stockholders for the calendar year 2020 which will take place on May 19, 2020. Based solely on the date of our 2020 annual meeting and the date of this proxy statement, (i) a stockholder proposal must be submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December 16, 2020 in order to be eligible for inclusion in our proxy materials for the annual meeting of stockholders for the calendar year 2021 (the 2021 annual meeting), and (ii) a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, must be received at our executive offices at the foregoing address not earlier than February 18, 2021 and not later than March 22, 2021 to be considered for presentation at the 2021 annual meeting. We currently anticipate that the 2021 annual meeting will be held during the second quarter of 2021. If the 2021 annual meeting takes place more than 30 days before or 30 days after May 19, 2021 (the anniversary of the 2020 annual meeting), a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, will instead be required to be received at our executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2021 annual meeting is communicated to stockholders or public disclosure of the date of the 2021 annual meeting is made, whichever occurs first, in order to be considered for presentation at the 2021 annual meeting.
All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, our charter and bylaws and Delaware law.
ADDITIONAL INFORMATION
We file periodic reports, proxy materials and other information with the SEC. You may inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.gciliberty.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of the 2019 Form 10-K, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, GCI Liberty, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112, Tel. No. (833) 618-8602, and we will provide you with the 2019 Form 10-K without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).
GCI LIBERTY, INC.  2020 PROXY STATEMENT | 47

SCAN TOVIEW MATERIALS & VOTE BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O GCI LIBERTY, INC.P.O. BOX 1342BRENTWOOD, NY 11717 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. New York City time on May 18, 2020 for shares held directly and by11:59 p.m. New York City time on May 14, 2020 for shares held in the Liberty Media 401(k) Savings Plan or the GCI 401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/GCIL2020You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.New York City time on May 18, 2020 for shares held directly and by 11:59 p.m.New York City time on May 14, 2020 for shares held in the Liberty Media 401(k) SavingsPlan or the GCI 401(k) Plan. Have your proxy card in hand when you call and then followthe instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have providedor return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D08933-P35449 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GCI LIBERTY, INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1. All All Except nominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below. 1.Election of DirectorsNominees:01) Ronald A. Duncan02) Donne F. Fisher !!! The Board of Directors recommends a vote FOR Proposals 2 and 3.2.A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2020.3.The say-on-pay proposal, to approve, on an advisory basis, the compensation of our named executive officers.NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. For Against Abstain!!!!!! For address changes and/or comments, please check this box!and write them on the back where indicated.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Proxy Statement and Annual Report are available at www.proxyvote.com.D08934-P35449GCI LIBERTY, INC.Annual Meeting of StockholdersMay 19, 2020, 8:30 a.m. Mountain timeThis proxy is solicited by the Board of DirectorsThe undersigned hereby appoint(s) Renee L. Wilm and Brian J. Wendling, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A common stock, Series B common stock and/or Series A Cumulative Redeemable Preferred Stock held by the undersigned at the Annual Meeting of Stockholders to be held at 8:30 a.m., Mountain time, on May 19, 2020 via a live webcast accessible at www.virtualshareholdermeeting.com/GCIL2020, and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)CONTINUED AND TO BE SIGNED ON REVERSE SIDE